Exhibit 2.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK


- - - - - - - - - - - - - - - - - - -  - - - - - -  x
                                                    :
In re                                               :
                                                    :
RCN CORPORATION, et al.,                            :  Chapter-11
                                                    :  Case No. 04-13638 (RDD)
                                       Debtors.     :  (Jointly Administered)
                                                    :
                                                    :
- - - - - - - - - - - - - - - - - - -  - - - - - -  x





   JOINT PLAN OF REORGANIZATION OF RCN CORPORATION AND CERTAIN SUBSIDIARIES






SKADDEN, ARPS, SLATE, MEAGHER & FLOM  LLP           MILBANK, TWEED, HADLEY &
                                                      MCCLOY LLP


D. J. Baker                                         Dennis F. Dunne
Thomas J. Matz                                      Susheel Kirpalani
Frederick D. Morris                                 Deirdre Ann Sullivan
Four Times Square                                   One Chase Manhattan Plaza
New York, New York  10036-6552                      New York, New York  10005
(212) 735-3000                                      (212) 530-5000

Attorneys for RCN Corporation, et al.,              Attorneys for the Official
  Debtors and Debtors-in-Possession                   Committee of Unsecured
                                                      Creditors

Dated:   New York, New York
         October 12, 2004



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                                                      TABLE OF CONTENTS


                                                                                                                     Page
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INTRODUCTION.........................................................................................................PLAN-1

ARTICLE I.

       DEFINITIONS, RULES OF INTERPRETATION,
       AND COMPUTATION OF TIME.......................................................................................PLAN-1
       A.     Scope of Definitions; Rules of Construction............................................................PLAN-1
       B.     Definitions............................................................................................PLAN-1
       C.     Rules of Interpretation................................................................................PLAN-8
                    1.     General...................................................................................PLAN-8
                    2.     "Including"...............................................................................PLAN-8
                    3.     "On"......................................................................................PLAN-8
       D.     Computation of Time....................................................................................PLAN-8

ARTICLE II.

       TREATMENT OF UNCLASSIFIED CLAIMS..............................................................................PLAN-9
       A.     Administrative Claims..................................................................................PLAN-9
       B.     Priority Tax Claims....................................................................................PLAN-9

ARTICLE III.

       CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS..........................................................PLAN-9
       A.     Introduction...........................................................................................PLAN-9
       B.     Summary of Classes....................................................................................PLAN-10
       C.     Treatment of Classes..................................................................................PLAN-10
                    1.     Class 1 - Other Priority Claims..........................................................PLAN-10
                    2.     Class 2 - Bank Claims....................................................................PLAN-10
                    3.     Class 3 - Evergreen Claim................................................................PLAN-11
                    4.     Class 4 - Other Secured Claims...........................................................PLAN-11
                    5.     Class 5 - RCN General Unsecured Claims...................................................PLAN-12
                    6.     Class 6 - Subsidiary General Unsecured Claims............................................PLAN-12
                    7.     Class 7 - Preferred Interests............................................................PLAN-13
                    8.     Class 8 - Equity Interests...............................................................PLAN-13
                    9.     Class 9 - Subordinated Claims............................................................PLAN-13
                    10.    Class 10 - Warrants Interests............................................................PLAN-13
       D.     Allowed Claims and Interests..........................................................................PLAN-13
       E.     Postpetition Interest.................................................................................PLAN-13
       F.     Intercompany Claims...................................................................................PLAN-14
       G.     Alternative Treatment.................................................................................PLAN-14

ARTICLE IV.

       MEANS FOR IMPLEMENTATION OF THE PLAN.........................................................................PLAN-14
       A.     New Senior Secured Facility...........................................................................PLAN-14
       B.     Corporate Action......................................................................................PLAN-14
                    1.     Continued Corporate Existence............................................................PLAN-14
                    2.     Corporate Transactions...................................................................PLAN-14
       C.     Cancellation of Existing Securities and Agreements....................................................PLAN-15
       D.     Restructuring Transactions............................................................................PLAN-15
                    1.     New Common Stock.........................................................................PLAN-15
                    2.     New Common Stock Registration Rights.....................................................PLAN-15
                    3.     Convertible Second-Lien Notes Registration Rights........................................PLAN-16
       E.     Directors and Officers................................................................................PLAN-16
       F.     Revesting of Assets...................................................................................PLAN-16
       G.     Preservation of Rights of Action; Settlement of Litigation Claims.....................................PLAN-17
       H.     Effectuating Documents; Further Transactions..........................................................PLAN-17
       I.     Exemption from Certain Transfer Taxes.................................................................PLAN-17

ARTICLE V.

       PROVISIONS GOVERNING DISTRIBUTIONS...........................................................................PLAN-17
       A.     Distributions on Account of Claims and Interests Allowed as of the Effective Date.....................PLAN-17
       B.     Disbursing Agent......................................................................................PLAN-17
       C.     Means of Cash Payment.................................................................................PLAN-18
       D.     Calculation of Distribution Amounts of New Common Stock and New Warrants..............................PLAN-18
       E.     Delivery of Distributions; Undeliverable or Unclaimed Distributions...................................PLAN-18
       F.     Withholding and Reporting Requirements................................................................PLAN-18
       G.     Setoffs...............................................................................................PLAN-19
       H.     Allocation of Plan Distributions Between Principal and Interest.......................................PLAN-19

ARTICLE VI.

       PROCEDURES FOR RESOLVING DISPUTED,
       CONTINGENT, AND UNLIQUIDATED CLAIMS..........................................................................PLAN-19
       A.     Objections to Claims; Disputed Claims.................................................................PLAN-19
       B.     No Distribution Pending Allowance.....................................................................PLAN-19
       C.     Disputed Claims Reserve...............................................................................PLAN-19
       D.     Distributions After Allowance.........................................................................PLAN-19

ARTICLE VII.

       TREATMENT OF EXECUTORY CONTRACTS
       AND UNEXPIRED LEASES.........................................................................................PLAN-20
       A.     Assumed Contracts and Leases..........................................................................PLAN-20
                    1.     Debtors..................................................................................PLAN-20
                    2.     Confirmation Order and Scope of Assumption...............................................PLAN-20
       B.     Payments Related to Assumption of Contracts and Leases................................................PLAN-20
       C.     Claims Based on Rejection of Executory Contracts or Unexpired Leases..................................PLAN-20
       D.     Treatment of Employee Separation and Similar Agreements...............................................PLAN-21

ARTICLE VIII.

       ACCEPTANCE OR REJECTION OF THE PLAN..........................................................................PLAN-21
       A.     Classes Entitled To Vote..............................................................................PLAN-21
       B.     Acceptance by Impaired Classes........................................................................PLAN-21
       C.     Elimination of Classes................................................................................PLAN-21
       D.     Cramdown..............................................................................................PLAN-21
       E.     No Change in Control..................................................................................PLAN-21

ARTICLE IX.

       SECURITIES TO BE ISSUED
       IN CONNECTION WITH THE PLAN..................................................................................PLAN-22

ARTICLE X.

       CONDITIONS PRECEDENT TO
       CONFIRMATION AND CONSUMMATION................................................................................PLAN-22
       A.     Conditions to Confirmation............................................................................PLAN-22
       B.     Conditions to Effective Date..........................................................................PLAN-22
       C.     Waiver of Conditions..................................................................................PLAN-24

ARTICLE XI.

       MODIFICATIONS AND AMENDMENTS; WITHDRAWAL.....................................................................PLAN-24

ARTICLE XII.

       RETENTION OF JURISDICTION....................................................................................PLAN-24

ARTICLE XIII.

       COMPROMISES AND SETTLEMENTS..................................................................................PLAN-25

ARTICLE XIV.

       MISCELLANEOUS PROVISIONS.....................................................................................PLAN-26
       A.     Bar Dates for Certain Claims..........................................................................PLAN-26
                    1.     Administrative Claims....................................................................PLAN-26
                    2.     Professional Fee Claims..................................................................PLAN-26
       B.     Payment of Indenture Trustee Fees.....................................................................PLAN-26
       C.     Payment of Statutory Fees.............................................................................PLAN-26
       D.     Severability of Plan Provisions.......................................................................PLAN-26
       E.     Successors and Assigns................................................................................PLAN-27
       F.     Discharge of the Debtors and Injunction...............................................................PLAN-27
       G.     Debtors' Releases.....................................................................................PLAN-27
       H.     Director, Officer, Employee and Other Third Party Releases............................................PLAN-28
       I.     Exculpation and Limitation of Liability...............................................................PLAN-28
       J.     Indemnification Obligations...........................................................................PLAN-29
       K.     Waiver of Enforcement of Subordination................................................................PLAN-29
       L.     Term of Injunctions or Stays..........................................................................PLAN-29
       M.     Binding Effect........................................................................................PLAN-29
       N.     Revocation, Withdrawal, or Non-Consummation...........................................................PLAN-29
       O.     Creditors' Committee..................................................................................PLAN-30
       P.     Plan Supplement.......................................................................................PLAN-30
       Q.     Notices to Debtors....................................................................................PLAN-30
       R.     Governing Law.........................................................................................PLAN-30
       S.     Prepayment............................................................................................PLAN-31
       T.     Section 1125(e) of the Bankruptcy Code................................................................PLAN-31


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                               TABLE OF EXHIBITS


Schedule of Debtors.........................................................A

List of Plan Supplement Documents...........................................B

Schedule of Sub-Classes for Classes 1, 2, 4, 6 and 9........................C

Contracts to be Assumed by Debtors..........................................D

Description of New Common Stock.............................................E

Deemed Allowed Senior Note Claims...........................................F

Description of New Warrants.................................................G

Description of Convertible Second-Lien Notes................................H

                                 INTRODUCTION


         RCN (as defined herein) and certain of its direct and indirect subsidiaries, debtors and debtors-in-possession in the above-captioned jointly administered chapter 11 reorganization cases, hereby propose the following joint reorganization plans for the resolution of all outstanding claims against, and equity interests in, the Debtors (as defined herein). Reference is made to the Disclosure Statement (as defined herein) for results of operations, projections for future operations, risk factors, a summary and analysis of the Plan (as defined herein) and certain related matters. The Debtors and the Creditors' Committee (as defined herein) are the co-proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code (as defined herein). A list of each Debtor that is a proponent of the Plan contained herein with its corresponding case number is attached hereto as Exhibit A.

         These reorganization cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the United States Bankruptcy Court for the Southern District of New York. Certain of the Debtors may be dissolved or merged (or combined in another form of transaction) with another Debtor as a means of implementing the Plan. For voting and distribution purposes, the Plan contemplates (a) separate Classes (as defined herein) for each Debtor and (b) separate plans of reorganization for each Debtor. Accordingly, the Plan may be confirmed and consummated for any Debtor, and the fact that a Plan is not confirmed or consummated for any particular Debtor shall have no impact on the ability or right to confirm or consummate the Plan as to any other Debtor.

         Under section 1125(b) of the Bankruptcy Code, unless otherwise ordered by the Bankruptcy Court (as defined herein) a vote to accept or reject the Plan cannot be solicited from a holder of a Claim (as defined herein) until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to holders of Claims and Interests (as defined herein). ALL HOLDERS OF CLAIMS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

         Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Rule 3019 of the Bankruptcy Rules (as defined herein) and the Plan, the Debtors expressly reserve their right to alter, amend or modify the Plan, one or more times, before its substantial consummation and to add one or more additional subsidiaries as a co-proponent of the Plan.

                                  ARTICLE I.

                     DEFINITIONS, RULES OF INTERPRETATION,
                            AND COMPUTATION OF TIME


A.       Scope of Definitions; Rules of Construction

         Except as expressly provided or unless the context otherwise requires, capitalized terms not otherwise defined in the Plan shall have the meanings ascribed to them in this Article I. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to it therein. Where the context requires, any definition applies to the plural as well as the singular number.

B.       Definitions

         1.1 "Ad Hoc Committee of RCN Noteholders" means the ad hoc committee of certain holders of the Senior Notes formed prior to the Petition Date of RCN.

         1.2 "Administrative Agent" means JPMorgan Chase Bank, in its capacity as administrative agent under the Bank Credit Agreement.

         1.3 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in sections 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including (a) actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Debtors' Estates and operating their businesses, including wages, salaries, or commissions for services rendered after the Petition Date, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, (d) the Indenture Trustee Fees, and (e) all Allowed Claims that are granted priority by virtue of a Final Order entered under section 546(c)(2)(A) of the Bankruptcy Code.

         1.4 "Administrative Claims Bar Date" means the date, or dates, if any, designated by the Bankruptcy Court as the last date for filing proofs of Administrative Claims against the Debtors.

         1.5 "Allowed" means, with respect to a Claim or Interest within a particular Class, an Allowed Claim or Allowed Interest of the type described in such Class and, with respect to an unclassified Claim, an Allowed Claim of the type specified.

         1.6 "Allowed Claim" means a Claim or any portion thereof, (a) that has been allowed by a Final Order of the Bankruptcy Court, or (b) as to which, on or by the Effective Date, (i) no proof of claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim that is Scheduled at zero, in an unknown amount, or as disputed, or (c) for which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in the Plan.

         1.7 "Allowed Interest" means an Interest in any Debtor, which has been or hereafter is listed by such Debtor in its books and records as not disputed or contingent; provided, however, that to the extent an Interest is a Disputed Interest, the determination of whether such Interest shall be allowed and/or the extent of any such Interest shall be determined, resolved, or adjudicated, as the case may be, in the manner in which such Interest would have been determined, resolved, or adjudicated if the Chapter 11 Cases had not been commenced; and provided, further, that proofs of Interest need not and should not be filed with respect to any Interests with the Bankruptcy Court; and provided, further, that the Reorganized Debtors, in their discretion, may bring an objection or other motion before the Bankruptcy Court with respect to a Disputed Interest for resolution.

         1.8 "Bank Claim" means all "Obligations" (as defined in the Bank Credit Agreement) owed to the Senior Secured Lenders under the Bank Credit Agreement.

         1.9 "Bank Credit Agreement" means that certain secured credit agreement, dated as of June 3, 1999, as amended, among RCN, the borrowers named therein, the guarantors named therein, those entities identified as lenders thereto, JPMorgan Chase Bank, as administrative agent, and the other parties thereto.

         1.10 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as now in effect or hereafter amended.

         1.11 "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York or any other court with jurisdiction over the Chapter 11 Cases.

         1.12 "Bilateral LCs" means the various letters of credit issued by JPMorgan Chase Bank for the account of certain of the Debtors, which letters of credit are cash collateralized pursuant to the Cash Collateral Agreement dated as of June 20, 2002, made by RFM 2, LLC in favor of JPMorgan Chase Bank.

         1.13 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, the Federal Rules of Civil Procedure, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, all as now in effect or hereafter amended.

         1.14 "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.

         1.15 "Capped Distribution Component" has the meaning ascribed thereto in Article III.C.5 of the Plan.

         1.16 "Cash" means legal tender of the United States of America.

         1.17 "Cash Collateral Order" means the Bankruptcy Court order, dated June 22, 2004, as modified from time to time, authorizing the use of the Senior Secured Lenders' cash collateral.

         1.18 "Cash Component" has the meaning ascribed thereto in Article III.C.5 of the Plan.

         1.19 "Cash Component Cap" has the meaning ascribed thereto in Article III.C.5 of the Plan.

         1.20 "Cash Electing Holder" has the meaning ascribed thereto in
Article III.C.5 of the Plan.

         1.21 "Chapter 11 Case" means, in the case of each Debtor, its bankruptcy case commenced by the filing of a voluntary petition pursuant to the Bankruptcy Code, and "Chapter 11 Cases" means the jointly administered Chapter 11 Cases of all of the Debtors.

         1.22 "Claim" means a "claim," as defined in section 101(5) of the Bankruptcy Code, against a Debtor or an Estate.

         1.23 "Claims Objection Deadline" means that day which is 180 days after the Effective Date, as the same may be from time to time extended by the Bankruptcy Court, without further notice to parties in interest.

         1.24 "Class" means one of the classes of Claims or Interests listed in Article III below.

         1.25 "Class A Common Stock" means the class A common stock of RCN, issued and outstanding immediately before the Petition Date.

         1.26 "Class B Common Stock" means the class B common stock of RCN, issued and outstanding immediately before the Petition Date.

         1.27 "Common Stock" means, individually and collectively, the Class A Common Stock and the Class B Common Stock.

         1.28 "Confirmation" means the confirmation of the Plan by the Bankruptcy Court under section 1129 of the Bankruptcy Code.

         1.29 "Confirmation Date" means the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.

         1.30 "Confirmation Hearing" means the Bankruptcy Court hearing to consider confirmation of the Plan, as it may be adjourned or continued from time to time.

         1.31 "Confirmation Order" means the Bankruptcy Court order confirming the Plan under section 1129 of the Bankruptcy Code.

         1.32 "Convertible Second-Lien Notes" means the new $150 million principal amount of convertible second-lien notes that may be issued by Reorganized RCN in lieu of the Second-Lien Notes contemplated by the Exit Facility, the terms of which are set forth in Exhibit H to the Plan.

         1.33 "Convertible Second-Lien Notes Registration Rights Agreement" means the agreement among Reorganized RCN and holders of Convertible Second-Lien Notes governing the registration of the Convertible Second-Lien Notes, substantially in the form filed in the Plan Supplement.

         1.34 "Creditors' Committee" means the official committee of unsecured creditors appointed by the United States Trustee in these Chapter 11 Cases on June 10, 2004, as it may be constituted from time to time.

         1.35 "Cure" means the payment of Cash by a Debtor, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an executory contract or unexpired lease of a Debtor to permit a Debtor to assume or assume and assign that contract or lease under section 365(a) and (f) of the Bankruptcy Code and
Article VII of the Plan.

         1.36 "Debtor" means each of RCN, Hot Spots Productions, Inc., RLH Property Corporation, RCN Finance, LLC, RCN Telecom Services of Virginia, Inc., RCN Entertainment, Inc., ON TV, Inc., RCN Cable TV of Chicago, Inc., TEC Air, Inc., and 21st Century Telecom Services, Inc., in its capacity as a debtor and debtor-in-possession under sections 1107 and 1108 of the Bankruptcy Code, and "Debtors" means, collectively, all of them, and in each case, when the context so requires, as post-confirmation entities reorganized hereunder.

         1.37 "Deutsche Bank" means, collectively, Deutsche Bank AG Cayman Islands Branch and Deutsche Bank Securities Inc.

         1.38 "Disallowed Claim" or "Disallowed Interest" means any Claim against or Interest in any Debtor which has been disallowed, in whole or in part, by Final Order, or which has been withdrawn, in whole or in part, by the holder thereof.

         1.39 "Disbursing Agent" means Reorganized RCN or any party designated by the Creditors' Committee and acceptable to the Debtors prior to the Effective Date, or by Reorganized RCN thereafter, to serve as a disbursing agent under the Plan.

         1.40 "Disclosure Statement" means the written disclosure statement that relates to the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

         1.41 "Disputed Claim" means any Claim, or any portion thereof, that is not an Allowed Claim or a Disallowed Claim.

         1.42 "Disputed Interest" means any Interest that is not an Allowed Interest or a Disallowed Interest.

         1.43 "Distribution Date" means the Business Day occurring as soon as practicable after the Effective Date, on which the Disbursing Agent first makes distributions to holders of Allowed Claims and Allowed Interests as provided in Article V hereof, and thereafter the first Business Day of each month; provided, however, that the first Distribution Date shall occur no later than ten Business Days after the Effective Date.

         1.44 "Distribution Reserve" means the New Common Stock and Cash for distribution to holders of Allowed Claims to be reserved pending allowance of Disputed Claims in accordance with Article VI hereof.

         1.45 "Effective Date" means the first Business Day on which all conditions to consummation of the Plan set forth in Article X.B hereof have been satisfied or waived.

         1.46 "Equity Interest" means the Interest of each owner of Common
Stock.

         1.47 "Equity Securities" means, individually and collectively, the Preferred Stock, the Common Stock, and the Warrants.

         1.48 "Estate" means the estate of any of the Debtors in the Chapter 11 Cases, and "Estates" means, collectively, the estates of all the Debtors in the Chapter 11 Cases, as created under section 541 of the Bankruptcy Code.

         1.49 "Evergreen" means Evergreen Investment Management Company, LLC and certain of its affiliates that are parties to the Evergreen Credit Agreement.

         1.50 "Evergreen Claim" means all obligations in respect of the Evergreen Credit Agreement.

         1.51 "Evergreen Credit Agreement" means the secured credit agreement, dated as of June 6, 2003, as amended, between RCN and Evergreen.

         1.52 "Existing Securities" means, collectively, the Preferred Stock, Common Stock, Senior Notes and Warrants.

         1.53 "Exit Facility" means the new $460 million senior secured credit facility, the terms of which are set forth in the commitment letter approved by the Bankruptcy Court on June 22, 2004, and which is filed in the Plan Supplement, as it may be modified from time to time with the consent of the Debtors, the Creditors' Committee, and Deutsche Bank, including with respect to the issuance of any Convertible Second-Lien Notes.

         1.54 "Face Amount" means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the holder thereof in any proof of Claim timely filed with the Bankruptcy Court, (b) when used in reference to an Allowed Claim, the Allowed amount thereof, and (c) when used in reference to an Allowed Interest, means the number of shares held by the holder of such Allowed Interest.

         1.55 "Filing Deadline" has the meaning ascribed thereto in Article IV.D.3 of the Plan.

         1.56 "Final Order" means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in these Chapter 11 Cases, which has not been reversed, vacated, or stayed, and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.

         1.57 "General Unsecured Claim" means a Claim against any Debtor that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, Bank Claim, Evergreen Claim, Other Secured Claim or Subordinated Claim.

         1.58 "Impaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.59 "Indenture(s)" means, individually and collectively, the indentures under which the Senior Notes were issued, as such indentures are or have been amended, modified or supplemented from time to time.

         1.60 "Indenture Trustee(s)" means, individually and collectively, the respective indenture trustee or its predecessor or successor, in its capacity as the indenture trustee for any of the Senior Notes.

         1.61 "Indenture Trustee Fees" means the fees and expenses, including attorneys' and agents' fees, expenses and disbursements, incurred by the Indenture Trustee, whether prior to or from and after the Petition Date and through the Effective Date in accordance with the terms of the related Indenture, which shall be an Allowed Administrative Claim and be paid in full by the Reorganized Debtors on the Effective Date.

         1.62 "Interest" means the legal, equitable, contractual and other rights of any Person with respect to any capital stock or other ownership interest in any Debtor, whether or not transferable, and any option, warrant or right to purchase, sell, or subscribe for an ownership interest or other equity securities in any Debtor.

         1.63 "Management Incentive Options" means the options to be issued by Reorganized RCN to the Management Incentive Plan Participants to purchase shares of common stock of Reorganized RCN pursuant to the provisions of the Management Incentive Plan.

         1.64 "Management Incentive Plan" means the management incentive plan pursuant to which, among other things, Reorganized RCN shall reserve 7.5% to 10% of the New Common Stock for the award of Management Incentive Options to the Management Incentive Plan Participants, the terms and conditions of which shall be determined by the board of directors of Reorganized RCN.

         1.65 "Management Incentive Plan Participants" means the employees of Reorganized RCN and any of its subsidiaries who will be participants in the Management Incentive Plan.

         1.66 "New Common Stock" means the shares of common stock of Reorganized RCN authorized for initial issuance under the Plan and the Reorganized RCN Certificate of Incorporation and By-Laws on the Effective Date.

         1.67 "New Common Stock Registration Rights Agreement" means the agreement among Reorganized RCN and holders of 5% or more of the New Common Stock governing the registration of New Common Stock, substantially in the form filed in the Plan Supplement.

         1.68 "New Evergreen Credit Agreement" means the Evergreen Credit Agreement as modified upon the Effective Date, substantially in the form filed in the Plan Supplement.

         1.69 "New Warrant Agreement" means the warrant agreement substantially in the form filed in the Plan Supplement.

         1.70 "New Warrants" means the warrants for common stock of Reorganized RCN authorized to be issued pursuant to the New Warrant Agreement.

         1.71 "Notes Shelf Effective Deadline" has the meaning ascribed thereto in Article IV.D.3 of the Plan.

         1.72 "Notes Shelf Registration Statement" has the meaning ascribed thereto in Article IV.D.3 of the Plan.

         1.73 "Other Priority Claim" means a Claim entitled to priority under section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

         1.74 "Other Secured Claims" means, collectively, all Secured Claims against the Debtors, or any of them, other than the Secured Claims included in Classes 2 and 3 of the Plan.

         1.75 "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit, or other entity.

         1.76 "Petition Date" means, with respect to a Debtor, the date on which such Debtor filed its petition for relief commencing its Chapter 11 Case.

         1.77 "Plan" means this Joint Plan of Reorganization of RCN Corporation and Certain Subsidiaries, including the Plan Supplement and all exhibits, supplements, appendices and schedules thereto, as any of the foregoing may be amended, modified or supplemented from time to time.

         1.78 "Plan Supplement" means the compilation of documents in form and substance satisfactory to the Creditors' Committee, including the documents listed on Exhibit B attached hereto, that the Debtors have filed with the Bankruptcy Court on or before the Business Day that is at least ten days prior to the deadline for voting to accept or reject the Plan.

         1.79 "Postpetition Interest" means interest accruing from and after the Petition Date on a Claim.

         1.80 "Preferred Interest" means the Interest of each owner of the Preferred Stock.

         1.81 "Preferred Stock" means, individually and collectively, the Series A Preferred Stock and the Series B Preferred Stock.

         1.82 "Priority Tax Claim" means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

         1.83 "Professional" means a professional Person, as that term is used in sections 327 and 1103 of the Bankruptcy Code, retained pursuant to a Final Order.

         1.84 "Professional Fee Claim" means the Claim of a Professional pursuant to sections 327, 328, 330, 331, 363, 503(b) or 1103 of the Bankruptcy Code for compensation or reimbursement of costs and expenses relating to services performed from and after the Petition Date and before and including the Effective Date and which shall include the costs and expenses of the members of the Creditors' Committee.

         1.85 "Pro Rata" means, at any time, (a) the proportion that the Face Amount of an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate Face Amount of all Claims or Interests (including Disputed Claims or Disputed Interests, but excluding Disallowed Claims or Disallowed Interests) in that Class and (b) with respect to distributions to the members of a Class, the amount of such distributions calculated by multiplying the fraction determined in accordance with clause (a) hereof by the total amount of distributions to be made to that Class, unless the Plan provides otherwise.

         1.86 "RCN" means RCN Corporation, a Delaware corporation.

         1.87 "Registerable Notes" has the meaning ascribed thereto in Article IV.D.3 of the Plan.

         1.88 "Reorganized Debtor" means each Debtor that is reorganized pursuant to the Plan and that continues in existence after the Effective Date without having been dissolved or merged into another Reorganized Debtor, and "Reorganized Debtors" means all of them.

         1.89 "Reorganized RCN" means RCN on and after the Effective Date.

         1.90 "Reorganized RCN Certificate of Incorporation and By-laws" means the certificate of incorporation and by-laws of Reorganized RCN in effect under the laws of the State of Delaware on the Effective Date and substantially in the form filed in the Plan Supplement.

         1.91 "Scheduled" means, with respect to any Claim, the status, priority, and amount, if any, of such Claim as set forth in the Schedules.

         1.92 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed in the Chapter 11 Cases by the Debtors, as such schedules or statements have been or may be amended, modified or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

         1.93 "Second-Lien Notes" means the new $150 million principal amount of non-convertible second-lien notes contemplated by the Exit Facility.

         1.94 "Secured Claim" means a Claim that is (a) secured by a lien that is valid, perfected and enforceable, and not avoidable, upon property in which a Debtor has an interest to the extent of the value of the holder of the Claim's interest in the Estate's interest in such property, or that is (b) subject to set off under section 553 of the Bankruptcy Code to the extent of the amount subject to set off, each as determined by a Final Order pursuant to section 506 or 553 of the Bankruptcy Code or as otherwise agreed upon in writing by a Debtor, with the consent of the Creditors' Committee, or a Reorganized Debtor and the holder of such Claim.

         1.95 "Securities Act" means the Securities Act of 1933, as now in effect or hereafter amended.

         1.96 "Securities Distribution Date" has the meaning ascribed thereto in Article V.B of the Plan.

         1.97 "Senior Notes" means, individually and collectively, (i) the 10% Senior Notes due October 15, 2007, issued under the Indenture dated October 17, 1997, as amended, (ii) the 11% Senior Discount Notes due July 1, 2008, issued under the Indenture dated June 24, 1998, as amended, (iii) the 10.125% Senior Notes due January 15, 2010, issued under the Indenture dated December 22, 1999, as amended, (iv) the 11.125% Senior Discount Notes due October 15, 2007, issued under the Indenture dated October 17, 1997, as amended, and (v) the 9.8% Senior Discount Notes due February 15, 2008, issued under the Indenture dated February 6, 1998, as amended.

         1.98 "Senior Note Claims" means any Claim arising from the Senior Notes, other than a Claim for Indenture Trustee Fees or a Subordinated Claim.

         1.99 "Senior Secured Lender(s)" means, individually and collectively, the "Lender(s)" under the Bank Credit Agreement as of the Petition Date.

         1.100 "Series A Preferred Stock" means the Series A 7% Convertible Preferred Stock of RCN, issued and outstanding immediately before the Petition Date.

         1.101 "Series B Preferred Stock" means the Series B 7% Convertible Preferred Stock of RCN, issued and outstanding immediately before the Petition Date.

         1.102 "Shelf Registration" has the meaning ascribed thereto in
Article IV.D.2 of the Plan.

         1.103 "Subordinated Claim" means a Claim subject to subordination under section 510(b) or 510(c) of the Bankruptcy Code, including any Claim (a) arising from the rescission of the purchase or sale of an Existing Security,
(b) for damages arising from the purchase or sale of such an Existing Security, (c) for reimbursement, contribution or indemnification Allowed under section 502 of the Bankruptcy Code on account of a Claim described in clause
(a) or (b), including, but not limited to, a Claim with respect to any action pending against any Debtor and/or its current or former officers and directors in which such Claim is asserted, or (d) that the Bankruptcy Court subordinates under principles of equitable subordination.

         1.104 "Subsidiary Common Stock Interests" means, collectively, the issued and outstanding common stock of each of the Debtors other than of RCN.

         1.105 "Subsidiary Debtors" means, collectively, all of the Debtors other than RCN.

         1.106 "Unimpaired" means any Claim that is not Impaired.

         1.107 "Warrants" means all incentive stock options, non-qualified stock options, and stock appreciation rights granted under any Debtor-sponsored stock option plans, and any other options, warrants, or rights, contractual or otherwise, if any, other than Preferred Stock, to acquire or receive an Interest, authorized as of the Petition Date.

         1.108 "Warrants Interest" means any Interest arising from or under the Warrants.

C.       Rules of Interpretation

         1.       General

         In the Plan (a) any reference to a contract, instrument, release, indenture, or other agreement or document as being in a particular form or on particular terms and conditions means the agreement or document substantially in that form or on those terms and conditions, (b) any reference to an existing document or exhibit means that document or exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan,
(d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

         2.       "Including"

         As used in the Plan, "including" means "including without limitation."

         3.       "On"

         With reference to any distribution under the Plan, "on" a date means on or as soon as reasonably practicable after that date.

D.       Computation of Time

         In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.


                                  ARTICLE II.

                       TREATMENT OF UNCLASSIFIED CLAIMS

         In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on the Plan.

A.       Administrative Claims

         Each holder of an Allowed Administrative Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Administrative Claim, on or as soon as reasonably practicable after the later of (i) the Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim, or
(iii) the date on which its Allowed Administrative Claim becomes payable under any agreement relating thereto, Cash equal to the unpaid portion of its Allowed Administrative Claim. Notwithstanding the foregoing, (a) any Allowed Administrative Claim based on a liability incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases may be paid in the ordinary course of business in accordance with the terms and conditions of any agreement relating thereto and (b) any Allowed Administrative Claim may be paid on such other terms as may be agreed on between the holder of such Claim and the Debtors, with the consent of the Creditors' Committee, or by the Reorganized Debtors.

B.       Priority Tax Claims

         Each holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Priority Tax Claim, on or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date on which its Priority Tax Claim becomes an Allowed Priority Tax Claim, in the sole discretion of the Debtors, (a) Cash equal to the unpaid portion of its Allowed Priority Tax Claim, (b) treatment in any other manner such that its Allowed Priority Tax Claims shall not be impaired pursuant to section 1124 of the Bankruptcy Code, including payment in accordance with the provisions of section 1129(a)(9)(C) of the Bankruptcy Code over a period of not more than six years from the date of assessment of any such Allowed Priority Tax Claim, or (c) such other treatment as to which the Debtors, the Creditors' Committee and such holder shall have agreed upon in writing; provided, however, that the Debtors reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty; and provided further, that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any pre-Effective Date interest accrued on or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim.


                                 ARTICLE III.

             CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.       Introduction

         The Plan consists of separate Plans for each of the Debtors. Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims against and Interests in the Debtors. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified, and the respective treatment of such Unclassified Claims is set forth in Article II of the Plan.

         A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interests falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

         Classes 1, 2, 4, 6 and 9 consist of sub-Classes for each Debtor and a list of sub-Classes is set forth on Exhibit C hereto.

B.       Summary of Classes


                  Class                                              Impaired/Unimpaired; Entitlement to Vote


Class 1 - Other Priority Claims                               Unimpaired - Deemed to have accepted the Plan and not
                                                              entitled to vote

Class 2 - Bank Claims                                         Unimpaired - Deemed to have accepted the Plan and not
                                                              entitled to vote

Class 3 - Evergreen Claims                                    Impaired - Entitled to vote

Class 4 - Other Secured Claims                                Unimpaired - Deemed to have accepted the Plan and not
                                                              entitled to vote.

Class 5 - RCN General Unsecured Claims                        Impaired - Entitled to vote

Class 6 - Subsidiary General Unsecured Claims                 Unimpaired - Deemed to have accepted the Plan and not
                                                              entitled to vote

Class 7 - Preferred Interests                                 Impaired - Entitled to vote

Class 8 - Equity Interests                                    Impaired - Deemed to have rejected the Plan and not entitled to vote

Class 9 - Subordinated Claims                                 Impaired - Deemed to have rejected the Plan and not entitled to vote

Class 10 - Warrants Interests                                 Impaired - Deemed to have rejected the Plan and not entitled to vote


C.       Treatment of Classes

         1.       Class 1 - Other Priority Claims

         a. Claims in Class: Class 1 consists of separate sub-Classes for all Other Priority Claims against each of the Debtors. Each such sub-Class is deemed to be a separate Class for all purposes under the Bankruptcy Code. A list of the sub-Classes is attached hereto as Exhibit C.

         b. Treatment: Each holder of an Allowed Class 1 Other Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Other Priority Claim, Cash equal to the unpaid portion of such Allowed Other Priority Claim on the later of (i) the Distribution Date, (ii) the date such Other Priority Claim becomes an Allowed Other Priority Claim or (iii) the date such Other Priority Claim becomes payable pursuant to any agreement between the applicable Debtor and the holder of such Other Priority Claim.

         2.       Class 2 - Bank Claims

         a. Claims in Class: Class 2 consists of separate sub-Classes for all Bank Claims against certain of the Debtors. Each such sub-Class is deemed to be a separate Class for all purposes under the Bankruptcy Code. A list of the sub-Classes is attached hereto as Exhibit C.

         b. Treatment: Each holder of an Allowed Class 2 Bank Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Bank Claim, on the Effective Date, Cash equal to the amount of such holder's Allowed Bank Claim. In respect of any letters of credit issued and undrawn under the Bank Credit Agreement, the Debtors shall, at the option of the applicable Debtor, (i) cash collateralize such letters of credit in an amount equal to 105% of the undrawn amount of any such letters of credit, (ii) return any such letters of credit to the applicable fronting bank undrawn and marked "cancelled", or (iii) provide a "back-to-back" letter of credit to the issuing bank in a form and issued by an institution reasonably satisfactory to such issuing bank, in an amount equal to 105% of the then undrawn amount of such letters of credit. The Bank Claims shall be deemed Allowed in the aggregate principal amount of $432,453,582 (plus interest at the non-default rate and fees and expenses provided for in the Bank Credit Agreement or orders of the Bankruptcy Court, to the extent not paid prior to the Effective Date), less any principal payments in accordance with the Cash Collateral Order.

         3.       Class 3 - Evergreen Claims

         a. Claims in Class: Class 3 consists of all Evergreen Claims against RCN.

         b. Treatment: Each holder of an Allowed Class 3 Evergreen Claim, unless such holder, the Creditors' Committee and the Debtors otherwise agree, shall have its Evergreen Claim reinstated, subject to modifications set forth in the New Evergreen Credit Agreement, which modifications shall supersede any contrary provisions in the Evergreen Credit Agreement, and shall include the following: (a) maturity shall be 7 3/4 years from the Effective Date, (b) from
(i) the Effective Date through and including March 31, 2006, interest shall be 12.5%, payable quarterly in-kind, and (ii) April 1, 2006 through and including the maturity date, interest shall be 6.25%, payable quarterly in cash, and 6.95%, payable quarterly in-kind, provided, however, that in any quarter, the Debtors may elect, with Deutsche Bank's consent, to pay the full amount of interest for that quarter in cash at a rate of 12.5%, (c) mandatory prepayment provisions shall be modified to the extent necessary so that they are no more favorable to Evergreen than similar provisions in the Exit Facility, (d) obligations and liens shall be subordinated to the Exit Facility obligations and liens on terms substantially similar to those currently set forth in the Evergreen Credit Agreement, (e) representations, warranties, covenants, and events of default shall be modified as necessary so that the terms of the New Evergreen Credit Agreement are no more restrictive to the Debtors and their subsidiaries than the terms of the Exit Facility, and (f) covenants shall be additionally modified to permit the incurrence of the obligations in respect of the Exit Facility.

         4.       Class 4 - Other Secured Claims

         a. Claims in Class: Class 4 consists of separate sub-Classes for all Other Secured Claims against each of the Debtors. Each such sub-Class is deemed to be a separate Class for all purposes under the Bankruptcy Code. A list of the sub-Classes is attached hereto as Exhibit C.

         b. Treatment: Each holder of an Allowed Class 4 Other Secured Claim shall, at the option of the applicable Debtor, be entitled to the treatment set forth below in option A, B, C or D:

         Option A: Allowed Other Secured Claims with respect to which the applicable Debtor elects Option A shall, on, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the date such Other Secured Claim becomes an Allowed Other Secured Claim, be paid in Cash, in full.

         Option B: Allowed Other Secured Claims with respect to which the applicable Debtor elects Option B shall be reinstated. The Debtors' failure to object to any Other Secured Claim that is reinstated in the Chapter 11 Cases shall be without prejudice to the Reorganized Debtors' right to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced.

         Option C: Allowed Other Secured Claims with respect to which the applicable Debtor elects Option C shall be satisfied by the surrender to the holder of the Claim of the collateral securing the applicable Other Secured Claim.

         Option D: Allowed Other Secured Claims with respect to which the applicable Debtor elects Option D shall be satisfied in accordance with such other terms and conditions as may be agreed upon by the applicable Debtor or Reorganized Debtor and the holder of such Allowed Other Secured Claim.

         The applicable Debtor shall be deemed to have elected Option B with respect to all Allowed Other Secured Claims except those with respect to which the applicable Debtor elects another option in writing prior to the Confirmation Hearing.

         In respect of any issued and undrawn Bilateral LCs, on the Effective Date the Debtors shall, at the option of the applicable Debtor, (i) cash collateralize such Bilateral LCs in an amount equal to 105% of the undrawn amount of any such Bilateral LCs, (ii) return any such Bilateral LCs to JPMorgan Chase Bank undrawn and marked "cancelled", or (iii) provide a "back-to-back" letter of credit to JPMorgan Chase Bank in a form and issued by an institution reasonably satisfactory to JPMorgan Chase Bank, in an amount equal to 105% of the then undrawn amount of such Bilateral LCs, and except as otherwise provided in this section, JPMorgan Chase Bank's rights in respect of the Bilateral LCs shall continue in full force and effect. The aggregate principal amount of Bilateral LCs issued and outstanding is $16,124,647.

         5.       Class 5 - RCN General Unsecured Claims

         a. Claims in Class: Class 5 consists of all General Unsecured Claims against RCN.

         b. Treatment: Each holder of an Allowed Class 5 RCN General Unsecured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed General Unsecured Claim, on or as soon as practicable after the Effective Date, (i) its Pro Rata share of 100% of the shares of New Common Stock, subject to dilution by (A) exercise of the Management Incentive Options and New Warrants and (B) conversion of any Convertible Second-Lien Notes, or (ii) at the election of a holder of an Allowed Class 5 RCN General Unsecured Claim (the "Cash Electing Holder"), such Cash Electing Holder shall receive instead, Cash equal to 25% of the amount of such Allowed Class 5 RCN General Unsecured Claim (the "Cash Component"); provided, however, that if the aggregate amount of Cash to be distributed to all Cash Electing Holders exceeds $12,500,000 (the "Cash Component Cap"), then each Cash Electing Holder shall receive (y) its Pro Rata share, based on the Face Amount of the Allowed Class 5 RCN General Unsecured Claims of all Cash Electing Holders, of the Cash Component Cap (the "Capped Distribution Component"), and (z) a Pro Rata share of the New Common Stock as set forth in
(i) above calculated by multiplying the Face Amount of the Cash Electing Holder's Allowed Class 5 RCN General Unsecured Claim by the percentage by which the Capped Distribution Component is less than what the Cash Component would have been.

         If Class 5 RCN General Unsecured Claims has voted to accept the Plan, holders of Class 5 General Unsecured Claims shall be deemed to have agreed to a distribution of New Warrants to the holders of Class 7 Preferred Interests and Class 8 Equity Interests which, if exercised, shall be dilutive of their distribution under the Plan. For income tax purposes, all New Common Stock and any Cash Component or Capped Distribution Component received by holders of Allowed Senior Notes Claims shall be allocated first in full satisfaction of the outstanding principal amount of such Senior Notes and second in satisfaction of any accrued and unpaid interest thereon. The Senior Note Claims are hereby Allowed in the aggregate amount of $1,188,511,078.61, as set forth on Exhibit F hereto.

         6.       Class 6 - Subsidiary General Unsecured Claims

         a. Claims in Class: Class 6 consists of separate sub-Classes for all General Unsecured Claims against each of the Subsidiary Debtors. Each sub-Class is deemed to be a separate Class for all purposes under the Bankruptcy Code. A list of the sub-Classes is attached hereto as Exhibit C.

         b. Treatment: Each holder of an Allowed Class 6 Subsidiary General Unsecured Claim, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class 6 Subsidiary General Unsecured Claim, shall, in the sole discretion of the Debtors, (i) to the extent such Claim is due and owing on the Effective Date, be paid in full in Cash on the later of the Distribution Date and the date such Claim becomes an Allowed Claim, or shall otherwise be paid in accordance with the terms of any agreement between the respective Debtor and such holder, (ii) to the extent such Claim is not due and owing on the Effective Date, be paid in full in Cash when and as such Claim becomes due and owing in the ordinary course of business, or (iii) receive treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Class 6 Subsidiary General Unsecured Claim entitles the holder of such Claim. In the event the Allowed Claims in all Class 6 sub-Classes aggregate in excess of $500,000 (excluding any amounts to resolve, by way of litigation or otherwise, the Claims of Chicago Access Corporation and the City of Chicago), the Subsidiary Debtors shall, if requested by the Creditors' Committee, withdraw or, if acceptable to the Debtors, modify the Plan with respect to one or more of such Subsidiary Debtors and to impair the treatment of such Class 6 Claims in any modified Plan.

         7.       Class 7 - Preferred Interests

         a. Interests in Class: Class 7 consists of all Preferred Interests and any Claims directly or indirectly arising from or under, or relating in any way to, Preferred Stock, other than Class 9 Subordinated Claims.

         b. Treatment: The holders of Class 7 Preferred Interests shall not be entitled to, and shall not receive or retain, any property or interests on account of such Class 7 Preferred Interests. On the Effective Date, all Preferred Interests shall be deemed cancelled and extinguished. If, however, Class 5 RCN General Unsecured Claims has voted to accept the Plan, and Class 7 Preferred Interests has voted to accept the Plan, the holders of Class 7 Preferred Interests that have voted to accept the Plan shall receive their Pro Rata share of New Warrants in an amount equal to 1.75% of the New Common Stock, subject to dilution by exercise of the Management Incentive Options and conversion of any Convertible Second-Lien Notes.

         8.       Class 8 - Equity Interests

         a. Interests in Class: Class 8 consists of all Equity Interests and any Claims directly or indirectly arising from or under, or relating in any way to, Common Stock, other than Class 9 Subordinated Claims.

         b. Treatment: The holders of Class 8 Equity Interests shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Class 8 Equity Interest. On the Effective Date, all Common Stock shall be deemed cancelled and extinguished. If, however, Class 5 RCN General Unsecured Claims has voted to accept the Plan, the holders of Class 8 Equity Interests shall receive their Pro Rata share of New Warrants in an amount equal to .25% of the New Common Stock, subject to dilution by exercise of the Management Incentive Options and conversion of any Convertible Second-Lien Notes.

         9.       Class 9 - Subordinated Claims

         a. Claims in Class: Class 9 consists of separate sub-Classes for all Subordinated Claims against each of the Debtors. Each such sub-Class is deemed to be a separate Class for all purposes under the Bankruptcy Code. A list of the sub-Classes is attached hereto as Exhibit C.

         b. Treatment: The holders of Class 9 Subordinated Claims shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Subordinated Claims. On the Effective Date, all Subordinated Claims shall be cancelled and extinguished. The Debtors do not believe that there are any Subordinated Claims and, therefore, the Plan constitutes an objection to any such Claims which may be asserted.

         10.      Class 10 - Warrants Interests

         a. Interests in Class: Class 10 consists of all Warrants Interests and any Claims directly or indirectly arising from or under, or relating in any way to, Warrants.

         b. Treatment: The holders of Class 10 Warrants Interests shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Class 10 Warrants Interests. On the Effective Date, all Warrants shall be deemed cancelled and extinguished.

D.       Allowed Claims and Interests

         Notwithstanding any provision herein to the contrary, the Debtors or Reorganized Debtors shall only make distributions to holders of Allowed Claims and Allowed Interests. A holder of a Disputed Claim or Disputed Interest shall only receive a distribution on account thereof when and to the extent that its Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest.

E.       Postpetition Interest

         In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all Claims against the Debtors shall be calculated as of the Petition Date. Except for the Bank Claims and Class 6 Subsidiary General Unsecured Claims, and as otherwise explicitly provided herein or in an order of the Bankruptcy Court including the Final Order (i) Authorizing the Use of Lenders' Cash Collateral and (ii) Granting Adequate Protection Pursuant to 11 U.S.C ss.361 and 363, entered by the Bankruptcy Court on June 22, 2004, as amended, no holder of a Claim shall be entitled to or receive Postpetition Interest. With respect to Class 6 Subsidiary General Unsecured Claims, holders of such Claims shall be paid Postpetition Interest at either the applicable non-default contract rate, if one is provided in the applicable contract, or, if no contract rate is so provided, then at 2.7%.

F.       Intercompany Claims

         On the Effective Date, all net Claims (taking into account any setoffs) between and among the Debtors or between one or more Debtors and a non-Debtor affiliate shall, at the election of the applicable Debtor-obligor, with the consent of the Creditors' Committee, be either (i) reinstated, (ii) released, waived and discharged or (iii) contributed to, or dividended to, the capital of the obligor corporation. Any such Claims to be reinstated are set forth in a schedule of Intercompany Claims contained in the Plan Supplement. The Debtors are authorized to set off any Claims between and among the Debtors or between and among one or more Debtors and a non-Debtor affiliate.

G.       Alternative Treatment

         Notwithstanding any provision herein to the contrary, any holder of an Allowed Claim may receive, instead of the distribution or treatment to which it is entitled hereunder, any other distribution or treatment to which it and the Debtors, with the consent of the Creditors' Committee, may agree to in writing.


                                  ARTICLE IV.

                     MEANS FOR IMPLEMENTATION OF THE PLAN

A.       New Senior Secured Facility

         1.       Exit Facility

         On or before the Effective Date, Reorganized RCN shall enter into the Exit Facility in order to obtain the funds necessary to make distributions under the Plan and to conduct its post-reorganization businesses.

         2.       Convertible Second-Lien Notes

         Reorganized RCN may choose to issue Convertible Second-Lien Notes in lieu of the Second-Lien Notes contemplated by the Exit Facility. In such event, Reorganized RCN shall issue Convertible Second-Lien Notes in a transaction or transactions exempt from registration under the Securities Act by reason of section 4(2) thereof.

B.       Corporate Action

         1.       Continued Corporate Existence

         Except as otherwise provided in this Article IV, Reorganized RCN and each of the Reorganized Debtors shall continue to exist after the Effective Date as separate corporate entities in accordance with the applicable laws in the applicable jurisdictions in which they are incorporated, under their respective certificates of incorporation and by-laws in effect before the Effective Date, except as their certificates of incorporation and by-laws are amended by the Plan. On the Effective Date, the certificate of incorporation and by-laws of each Reorganized Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities. In addition, the Reorganized RCN Certificate of Incorporation and By-laws shall include a provision authorizing the issuance of the New Common Stock.

         2.       Corporate Transactions

         On or after the Effective Date, the applicable Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to simplify otherwise the overall corporate structure of the Reorganized Debtors, or to reincorporate certain of the Debtors under the laws of jurisdictions other than the laws of which the applicable Debtors are presently incorporated. Such restructuring may include one or more mergers, consolidations, restructurings, dispositions, liquidations, or dissolutions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate. The actions to effectuate these transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. Such transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations.

C.       Cancellation of Existing Securities and Agreements

         As of the Effective Date, the certificates constituting the Existing Securities shall evidence solely the right to receive the distribution of the consideration, if any, set forth under the Plan. On the Effective Date, except as otherwise provided for in the Plan, (i) the Existing Securities, to the extent not already cancelled, shall be deemed automatically cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court or any Person and (ii) the obligations of RCN under the Existing Securities and under RCN's certificate of incorporation, any agreements, Indentures, or certificates of designations governing the Existing Securities shall be discharged; provided, however, that each Indenture or other agreement that governs the rights of the holder of a Claim or Interest based on the Existing Securities and that is administered by an Indenture Trustee, agent, or servicer shall continue in effect solely for the purposes of (a) allowing such Indenture Trustee, agent or servicer to make the distributions to be made on account of such Claim or Interest under the Plan and (b) permitting such Indenture Trustee, agent, or servicer to maintain any rights it may have for the Indenture Trustee Fees. Additionally, as of the Effective Date, all Interests other than Subsidiary Common Stock Interests, to the extent not already cancelled, shall be cancelled.

         Notwithstanding any provision contained in the Plan to the contrary, the distribution provisions contained in each of the Indentures shall continue in effect to the extent necessary to authorize the Indenture Trustee to receive and distribute to the holders of Allowed Senior Note Claims distributions pursuant to the Plan on account of Allowed Senior Note Claims and shall terminate upon completion of all such distributions.

D.       Restructuring Transactions

         1.       New Common Stock

         As of the Effective Date, the issuance by Reorganized RCN of (i) the New Common Stock, (ii) the New Warrants and common stock of Reorganized RCN to be issued pursuant to the New Warrants, and (iii) the Second-Lien Notes (or, alternatively, the Convertible Second-Lien Notes, if any, and the common stock of Reorganized RCN to be issued upon conversion of the Convertible Second-Lien Notes shall be authorized without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule.

         2.       New Common Stock Registration Rights

         Reorganized RCN and holders of shares of 5% or more of the New Common Stock shall enter into the New Common Stock Registration Rights Agreement on or immediately after the Effective Date. Pursuant to the New Common Stock Registration Rights Agreement, Reorganized RCN shall, among other things, (i) prepare and, not later than the 60th day following the later of (A) the date Reorganized RCN files with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2004, or (B) the Effective Date of the Plan, file with the Securities and Exchange Commission a registration statement or registration statements under the Securities Act for the offering on a continuous basis pursuant to Rule 415 of the Securities Act, the Registerable Securities held by such 5% holders (the "Shelf Registration"), (ii) use its commercially reasonable efforts to cause the Shelf Registration to be declared effective by the Securities and Exchange Commission not later than the 90th day after the date of its initial filing,
(iii) keep the Shelf Registration effective for a period ending on the earlier of (a) the date on which all covered securities have been sold pursuant to the Shelf Registration or otherwise, (b) the date on which all covered securities are eligible to be sold without volume or manner of sale restrictions under Rule 144 under the Securities Act except as otherwise provided in the New Common Stock Registration Rights Agreement, (c) the date that is the three-year anniversary of the date upon which the Shelf Registration statement is declared effective by the Securities and Exchange Commission and (d) the date when there are no remaining Registerable Securities outstanding and (iv) use its commercially reasonable efforts to cause the New Common Stock to be quoted in the national market system of the National Association of Securities Dealers' Automated Quotation System.

         3.       Convertible Second-Lien Notes Registration Rights

         Any initial sale of the Convertible Second-Lien Notes is expected to be exempt from registration as a private placement pursuant to section 4(2) of the Securities Act. Reorganized RCN will have (i) 60 days after the date of the filing with the Securities and Exchange Commission of its Form 10-K for the fiscal year ended December 31, 2004 (the "Filing Deadline") to file a shelf registration statement with the SEC to register the Convertible Second-Lien Notes and the shares of common stock of Reorganized RCN underlying the Convertible Second-Lien Notes (the "Notes Shelf Registration Statement"), and (ii) 90 days after the date of the filing of the Notes Shelf Registration Statement (the "Notes Shelf Effective Deadline"), to cause the Notes Shelf Registration Statement to become effective; provided, however, in no event will the Notes Shelf Effective Deadline be later than September 30, 2005. Reorganized RCN will keep the Notes Shelf Registration Statement effective for three years following the Notes Shelf Effective Deadline. In the event Reorganized RCN fails to (a) file the Notes Shelf Registration Statement by the Filing Deadline, (b) cause the Notes Shelf Registration Statement to be declared effective by the Notes Shelf Effective Deadline, or (c) cause the Notes Shelf Registration Statement to be declared effective by September 30, 2005, then a penalty in an amount equal to 25 basis points per annum will be payable by Reorganized RCN on the Convertible Second-Lien Notes for each quarter (up to eight quarters) during any period that any of the foregoing events have not occurred by the applicable deadlines. Reorganized RCN will list the New Common Stock on the NYSE or NASDAQ National Market Systems within 90 days of the Notes Shelf Effective Deadline. The failure to list the New Common Stock within such 90-day period will result in a penalty in an amount equal to 25 basis points per annum, payable by Reorganized RCN on the Convertible Second-Lien Notes for each quarter (up to eight quarters) during any period that such listing has not occurred.

E.       Directors and Officers

         On the Effective Date, the term of the current board of directors of RCN shall expire. From and after the Effective Date, the initial board of directors of Reorganized RCN shall consist of 7 members selected by the Creditors' Committee; provided, however, that as long as D. E. Shaw Laminar Lending 2, Inc. ("Laminar") beneficially owns at least $25,000,000 of the outstanding aggregate principal amount of the Convertible Second-Lien Notes, Reorganized RCN will nominate, and use its best efforts to have elected to the board of Reorganized RCN, one individual designated by Laminar. In addition, as long as Laminar is entitled to elect a board member, Laminar shall be entitled to fill any vacancy created by the death, disability, retirement or removal (with or without cause) of the Laminar board member. The individuals proposed to serve as directors of Reorganized RCN, as well as any proposed changes to the existing management, shall be identified prior to or at the Confirmation Hearing. The board of directors of Reorganized RCN shall have the responsibility for the management, control, and operation of Reorganized RCN on and after the Effective Date. Prior to or at the Confirmation Hearing, the Creditors' Committee shall also identify the individuals proposed to serve as directors of each of the Subsidiary Debtors, as well as any proposed changes to the Subsidiary Debtors' existing senior management. Unless otherwise provided prior to or at the Confirmation Hearing, the existing officers of each of the Debtors shall serve initially in their current capacities for the Reorganized Debtors.

F.       Revesting of Assets

         The property of each Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims, encumbrances, Interests, charges and liens, except as specifically provided in the Plan or Confirmation Order.

G.       Preservation of Rights of Action; Settlement of Litigation Claims

         Except as otherwise provided in the Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise, or decline to do any of the foregoing, all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person or entity. The Reorganized Debtors or their successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

H.       Effectuating Documents; Further Transactions

         The chairman of the board of directors, president, chief financial officer, lead director, or any other appropriate officer of each Debtor shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the appropriate Debtor shall be authorized to certify or attest to any of the foregoing actions.

I.       Exemption from Certain Transfer Taxes

         Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan, including the granting or recording of any lien or mortgage on any property under the Exit Facility, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.


                                  ARTICLE V.

                      PROVISIONS GOVERNING DISTRIBUTIONS

A. Distributions on Account of Claims and Interests Allowed as of the Effective Date

         Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims or Interests that are Allowed Claims or Allowed Interests as of the Effective Date shall be made on the Distribution Date. All Cash distributions shall be made by the Disbursing Agent from available Cash of the Reorganized Debtors. Any distribution under the Plan, other than Cash, shall be made by the Disbursing Agent or the Indenture Trustee in accordance with the terms of the Plan.

B.       Disbursing Agent

         The Disbursing Agent shall make all distributions required under the Plan (subject to the provisions of Articles III, V, and VI hereof). If the Disbursing Agent is an independent third party designated by Reorganized RCN, subject to approval by the Creditors' Committee, to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms agreed to between the Disbursing Agent and the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtors.

         At the close of business on the first date distributions are made to holders of Senior Notes, Preferred Stock and/or Common Stock (the "Securities Distribution Date"), (i) the claims registers and/or transfer ledgers for such securities shall be closed, and (ii) any transfer of any such securities shall be prohibited, and there shall be no further changes in the record holders of any such securities. Reorganized RCN and the Disbursing Agent, as applicable, shall have no obligation to recognize any transfer of any such securities occurring after the Securities Distribution Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those holders of record stated on the transfer ledgers and/or the claims register as of the close of business on the Securities Distribution Date.

C.       Means of Cash Payment

         Cash payments under the Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

D.       Calculation of Distribution Amounts of New Common Stock and New
         Warrants

         No fractional shares of New Common Stock or New Warrants shall be issued or distributed under the Plan by Reorganized RCN or any Disbursing Agent. Each Person entitled to receive New Common Stock or New Warrants shall receive the total number of whole shares of New Common Stock or New Warrants to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Stock or a fraction of a New Warrant, the Disbursing Agent shall allocate separately one whole share or warrant to such Person in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares or warrants have been allocated. Upon the allocation of a whole share or warrant to a Person in respect of the fractional portion of its entitlement, such fractional portion shall be cancelled and shall be of no further force and effect. If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares or warrants which remain to be allocated, the Disbursing Agent shall allocate the remaining whole shares or warrants to such holders by random lot or such other impartial method as the Disbursing Agent deems fair. Upon the allocation of all of the whole shares or warrants authorized under the Plan, all remaining fractional portions of the entitlements shall be cancelled and shall be of no further force and effect. No shares of New Common Stock or New Warrants shall be issued and no other property shall be distributed under the Plan or by Reorganized RCN or any Disbursing Agent on account of entitlements to a fractional share of New Common Stock or a fraction of a New Warrant which fall below a threshold level to be determined by the Disbursing Agent after allocation of whole shares or warrants in respect of entitlements to fractional shares or warrants as described above. Accordingly, a person who otherwise would be entitled to receive a distribution of a fractional share of New Common Stock or a fraction of a New Warrant shall not receive any such distribution if the number of fractional shares or warrants such person was to receive falls below such threshold.

E.       Delivery of Distributions; Undeliverable or Unclaimed Distributions

         Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (a) at the holder's last known address (including, except in respect of Senior Notes Claims, pursuant to any duly filed evidence of transfer under Bankruptcy Rule 3001(e)), (b) at the address in any written notice of address change delivered to the Disbursing Agent, (c) in the case of the holder of a Senior Notes Claim, at the address in the respective Indenture Trustee's official records, or (d) set forth in a properly completed letter of transmittal accompanying a certificate properly remitted in accordance with the terms hereof. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made, unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder, without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to Reorganized RCN until such distributions are claimed. All claims for undeliverable distributions must be made on or before the second anniversary of the Effective Date, after which date all unclaimed property shall revert to Reorganized RCN free of any restrictions thereon and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.

F.       Withholding and Reporting Requirements

         In connection with the Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements.

G.       Setoffs

         A Reorganized Debtor may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtor or Reorganized Debtor may have against the holder of the Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or Reorganized Debtor of any claim that the Debtor or Reorganized Debtor may have against such holder. Nothing herein shall be deemed to expand rights to set off under applicable law.

H.       Allocation of Plan Distributions Between Principal and Interest

         To the extent that any Allowed Claim entitled to a distribution under the Plan comprises indebtedness and accrued but unpaid interest thereon, distributions shall be allocated for income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.


                                  ARTICLE VI.

                      PROCEDURES FOR RESOLVING DISPUTED,
                      CONTINGENT, AND UNLIQUIDATED CLAIMS

A.       Objections to Claims; Disputed Claims

         As soon as practicable, but in no event later than the Claims Objection Deadline, the Debtors or the Reorganized Debtors shall file objections to Claims with the Bankruptcy Court and serve such objections upon the holders of each of the Claims to which objections are made; provided, however, the Debtors and Reorganized Debtors shall not object to Claims specifically Allowed pursuant to the Plan and such Allowed Claims shall not be subject to set-off, recoupment, or any other defense or avoidance action. Nothing contained herein, however, shall limit the right of the Reorganized Debtors to object to Claims, if any, filed or amended after the Claims Objection Deadline. The Debtors and the Reorganized Debtors shall be authorized to, and shall resolve, all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction over the validity, nature and/or amount thereof.

B.       No Distribution Pending Allowance

         No payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and to the extent that the Disputed Claim, or a portion thereof, has become an Allowed Claim.

C.       Disputed Claims Reserve

         The Disbursing Agent shall withhold the Distribution Reserve from the New Common Stock and Cash to be distributed under the Plan. The amount of New Common Stock and Cash withheld as part of the Distribution Reserve shall be equal to the amount the Reorganized Debtors reasonably determine is necessary to satisfy the distributions required to be made, respectively, to the holders of Claims in such Classes when the allowance or disallowance of each Claim is ultimately determined. The Disbursing Agent may request estimation for any Disputed Claim that is contingent or unliquidated, but is not required to do so. The Disbursing Agent shall also place in the Distribution Reserve any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the property withheld in the Distribution Reserve at the time such distributions are made or such obligations arise. Nothing in the Plan shall be deemed to entitle the holder of a Disputed Claim to Postpetition Interest on such Claim.

D.       Distributions After Allowance

         Payments and distributions from the Distribution Reserve to the holder of a Disputed Claim, to the extent that such Claim ultimately becomes an Allowed Claim, shall be made in accordance with the provisions of the Plan that govern distributions to holders of such Claims. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court, or other applicable court of competent jurisdiction, allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim any New Common Stock or Cash in the Distribution Reserve that would have been distributed on the Distribution Date had such Allowed Claim been allowed on the Distribution Date. After a Final Order has been entered or other final resolution has been reached with respect to each Disputed Claim, any remaining New Common Stock in the Distribution Reserve shall be distributed, Pro Rata, to holders of Allowed Class 5 Claims entitled to distributions under the terms of the Plan and any remaining Cash shall be vested in the Reorganized RCN.


                                 ARTICLE VII.

                       TREATMENT OF EXECUTORY CONTRACTS
                             AND UNEXPIRED LEASES

A.       Assumed Contracts and Leases

         1.       Debtors

         Except as otherwise ordered by the Bankruptcy Court or provided in the Plan, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date each Debtor shall be deemed to have rejected each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by the Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii) is listed on the schedule of contracts to be assumed attached hereto as Exhibit D or (iv) is the subject of a motion to assume filed on or before the deadline for voting to accept or reject the Plan.

         2.       Confirmation Order and Scope of Assumption

         The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions and rejections described above, as of the Effective Date.

         Each executory contract and unexpired lease that is assumed (or assumed and assigned) and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

B.       Payments Related to Assumption of Contracts and Leases

         Any monetary amounts by which any executory contract and unexpired lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or its assignee, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

C.       Claims Based on Rejection of Executory Contracts or Unexpired Leases

         All Claims arising out of the rejection of executory contracts and unexpired leases must be served upon the appropriate Reorganized Debtor and its counsel within 30 days after the earlier of (i) the date of entry of an order of the Bankruptcy Court approving such rejection, or (ii) the Confirmation Date. Any Claims not filed within such time shall be forever barred from assertion against the appropriate Debtor or Reorganized Debtor, its Estate, and its property.

D.       Treatment of Employee Separation and Similar Agreements

         Notwithstanding Article VII.A hereof, all separation or similar agreements relating to the termination of employees entered into among one or more of the Debtors and an employee prior to the Petition Date of the applicable Debtor party shall be deemed to be executory contracts assumed under Bankruptcy Code section 365 as of the Effective Date unless such contract (i) was previously terminated prior to the Effective Date, (ii) was previously assumed or rejected by order of the Bankruptcy Court prior to the Effective Date or (iii) is the subject of a pending motion to reject as of the Confirmation Date; provided, however, that except with respect to separation or similar agreements listed on Exhibit D hereto, the Debtors shall be deemed to have satisfied any and all monetary and non-monetary obligations under such agreements as of the Effective Date, and shall not have any further obligations thereunder.


                                 ARTICLE VIII.

                      ACCEPTANCE OR REJECTION OF THE PLAN

A.       Classes Entitled To Vote

         Each Impaired Class of Claims or Interests that is entitled to receive or retain property or any interest in property under the Plan, is entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims or Interests is deemed to have accepted the Plan and, therefore, is not entitled to vote. Because holders of Claims in Classes that are not entitled to receive or retain any property under the Plan are presumed to have rejected the Plan, they are not entitled to vote.

B.       Acceptance by Impaired Classes

         An Impaired Class of Claims shall have accepted the Plan if (i) the holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept the Plan, and (ii) the holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept the Plan, not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code or any insider.

         A Class of Interests shall have accepted the Plan if the holders of at least two-thirds in amount of the Allowed Interests actually voting in the Class have voted to accept the Plan, not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code or any insider.

C.       Elimination of Classes

         Any Class that does not contain any Allowed Claims or Interests or any Claims or Interests temporarily allowed for voting purposes under Bankruptcy Rule 3018, as of the date of the commencement of the Confirmation Hearing, shall be deemed to have been deleted from the Plan for purposes of
(i) voting to accept or reject the Plan and (ii) determining whether it has accepted or rejected the Plan under section 1129(a)(8) of the Bankruptcy Code.

D.       Cramdown

         To the extent necessary, the Debtors shall request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

E.       No Change in Control

         Notwithstanding anything otherwise stated herein, none of (a) the facts or circumstances giving rise to the commencement of, or occurring in connection with, the Chapter 11 Cases, (b) the issuance of the New Common Stock or the New Warrants pursuant to the Plan, (c) the cancellation of the Existing Securities, (d) implementation of the restructuring of the Debtors, or (e) consummation of any other transaction pursuant to the Plan shall constitute a "change of control" (or a change in working control) of, or in connection with, any Debtor for any purpose including under any franchise agreement, executory contract, pole attachment agreement or other agreement (whether entered into before or after the Petition Date) between any Debtor and any third party, or any law, statute, rule or an other regulation otherwise applicable to any Debtor.


                                  ARTICLE IX.

                            SECURITIES TO BE ISSUED
                          IN CONNECTION WITH THE PLAN

         On or before the Distribution Date, Reorganized RCN shall issue for distribution in accordance with the provisions of the Plan the New Common Stock, the New Warrants, and the Second-Lien Notes (or, alternatively, any Convertible Second-Lien Notes) required for distribution pursuant to the provisions hereof. All securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. A description of the terms of the New Common Stock is attached hereto as Exhibit E, a description of the terms of the New Warrants is attached hereto as Exhibit G and a description of the terms of any Convertible Second-Lien Notes is attached hereto as Exhibit H.


                                  ARTICLE X.

                            CONDITIONS PRECEDENT TO
                         CONFIRMATION AND CONSUMMATION

A.       Conditions to Confirmation

         Confirmation is subject to the satisfaction or due waiver of the following condition precedent:

                  The Bankruptcy Court shall have entered an order approving the Disclosure Statement with respect to the Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

B.       Conditions to Effective Date

         The following are conditions precedent to the occurrence of the Effective Date (it being understood that condition B.6 below shall be a condition only to the occurrence of the Effective Date of the Plans of the Subsidiary Debtors), each of which must be satisfied or waived in accordance with Article X.C below:

         1. The Confirmation Order, in form and substance reasonably acceptable to the Debtors, the Administrative Agent and the Creditors' Committee, shall have become a Final Order and shall, among other things, provide that:

                  a. the Debtors and Reorganized Debtors are authorized to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;

                  b. the provisions of the Confirmation Order are non-severable and mutually dependent;

                  c. all executory contracts or unexpired leases assumed or assumed and assigned by the Debtors during the Chapter 11 Cases or under the Plan shall remain in full force and effect for the benefit of the Reorganized Debtors or their assignees notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits, or requires termination of such contract or lease;

                  d. the transfers of property by the Debtors (i) to the Reorganized Debtors (a) are or shall be legal, valid, and effective transfers of property, (b) vest or shall vest the Reorganized Debtors with good title to such property free and clear of all liens, charges, Claims, encumbrances, or Interests, except as expressly provided in the Plan or Confirmation Order, (c) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or non-bankruptcy law, and (d) do not and shall not subject the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including any laws affecting successor, transferee or stamp or recording tax liability and (ii) to holders of Claims or Interests under the Plan are for good consideration and value;

                  e. except as expressly provided in the Plan, the Debtors are discharged effective upon the Effective Date from any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtors' liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of the Debtors that has either been assumed or rejected in the Chapter 11 Cases or pursuant to the Plan, or obligation of the Debtors incurred before the Effective Date, or from any conduct of the Debtors prior to the Effective Date, or that otherwise arose before the Effective Date, including all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

                  f. all Interests in RCN shall be cancelled and extinguished and shall be of no further force and effect upon the Effective Date; and

                  g. the New Common Stock and the New Warrants issued under the Plan in exchange for Claims and Interests are exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code, and any Convertible Second-Lien Notes are exempt from registration under section 4(2) of the Securities Act.

         2. All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained.

         3. The Debtors shall have purchased, at their sole expense, extended reporting period (tail) coverage under the current directors and officers liability insurance reasonably acceptable to the Debtors and the Creditors' Committee.

         4. All Claims for indemnification of the current and former directors of the Debtors shall be Disallowed Claims.

         5. The following agreements, in form and substance reasonably acceptable to the Debtors and the Creditors' Committee, shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied:

         a.       Reorganized RCN Certificate of Incorporation and By-laws;

         b. All documents necessary to implement the Exit Facility financing;

         c. All documents necessary to implement the Convertible Second-Lien Notes financing, if any;

         d.       The New Common Stock Registration Rights Agreement;

         e.       The Convertible Second-Lien Notes Registration Rights
                  Agreement; and

         f.       The New Warrant Agreement.

         6. The Plans of the Subsidiary Debtors shall not have been confirmed without the consent of the Creditors' Committee if the Claims in the separate Class 6 sub-Classes aggregate, for all Subsidiary Debtors, in excess of $500,000 (excluding any amounts to resolve, by way of litigation or otherwise, the Claims of Chicago Access Corporation and the City of Chicago).

         7. With respect to RCN Cable TV of Chicago, Inc. and 21st Century Telecom Services, Inc., the Claims of Chicago Access Corporation and the City of Chicago shall have been resolved by way of litigation or otherwise with the consent of the Creditors' Committee.

         8. The Debtors shall have executed and delivered all documents necessary to effectuate the issuance of the New Common Stock and the New Warrants.

         9. All other actions, documents, and agreements necessary to implement the Plan shall have been effected or executed.

         10. The Debtors shall have sufficient Cash to make all required payments to be made on the Effective Date and the Distribution Date.

         11. The Debtors and the Creditors' Committee intend that the Effective Date occur no later than March 31, 2005.

C.       Waiver of Conditions

         Each of the conditions set forth in Article X.B (other than Article X.B.11) above may be waived in whole or in part by the Debtors with the consent of the Creditors' Committee, without any notice to parties in interest or the Bankruptcy Court and without a hearing. The Debtors may waive the condition set forth in Article X.B.11 without the consent of the Creditors' Committee; provided, however, if the Creditors' Committee does not consent to such waiver it shall be entitled to seek appropriate relief before the Bankruptcy Court as if the Plan were no longer in effect. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied, including any action or inaction by the Debtors. The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.


                                  ARTICLE XI.

                   MODIFICATIONS AND AMENDMENTS; WITHDRAWAL

         The Debtors may alter, amend, or modify the Plan, any exhibits hereto or any document filed as part of the Plan Supplement under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date; provided, however, that if any such proposed alteration, amendment, or modification is not acceptable to the Creditors' Committee, the Creditors' Committee shall be entitled to withdraw as a co-proponent of the Plan as so altered, amended, or modified and oppose the Plan as so altered, amended or modified, and seek any appropriate relief. The Debtors reserve the right to include any amended exhibits in the Plan Supplement. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims or Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.


                                 ARTICLE XII.

                           RETENTION OF JURISDICTION

         Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding Confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction (except with respect to the purposes described under clause (M) below, with respect to which jurisdiction shall not be exclusive) over all matters arising out of or related to the Chapter 11 Cases and the Plan, to the fullest extent permitted by law, including jurisdiction to:

         A. Determine any and all objections to the allowance of Claims or Interests;

         B. Determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;

         C. Determine any and all motions to subordinate Claims or Interests at any time and on any basis permitted by applicable law;

         D. Hear and determine all Professional Fee Claims and other Administrative Claims;

         E. Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation of any Claims arising therefrom;

         F. Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

         G. Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         H. Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan and all contracts, instruments, and other agreements executed in connection with the Plan;

         I. Hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court;

         J. Issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

         K. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

         L. Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         M. Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

         N. Recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

         O. Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

         P. Hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

         Q. Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

         R. Enter a final decree closing the Chapter 11 Cases.


                                 ARTICLE XIII.

                          COMPROMISES AND SETTLEMENTS

         Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various Claims against them and/or claims they may have against other Persons through the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtors pursuant to Article IV.F hereof and the Reorganized Debtors may do so without further order of the Bankruptcy Court.


                                 ARTICLE XIV.

                           MISCELLANEOUS PROVISIONS

A.       Bar Dates for Certain Claims

         1.       Administrative Claims

         The Confirmation Order shall establish an Administrative Claims Bar Date for the filing of all Administrative Claims, other than for Professional Fee Claims, United States Trustee fees, or the expenses of the members of the Creditors' Committee, which date shall be 45 days after the Confirmation Date. Holders of asserted Administrative Claims, other than for Professional Fee Claims, United States Trustee fees, or the expenses of the members of the Creditors' Committee, not paid prior to the Confirmation Date must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) shall set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors or Reorganized Debtors, as the case may be, or the Creditors' Committee, to the extent otherwise permitted herein, shall have 60 days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

         2.       Professional Fee Claims

         All final requests for compensation or reimbursement for Professional Fee Claims pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to the Debtors or the Creditors' Committee prior to the Effective Date must be filed and served on the Reorganized Debtors and their counsel no later than 45 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than 60 days, or such longer period as may be allowed by order of the Bankruptcy Court, after the date on which the applicable application for compensation or reimbursement was served.

B.       Payment of Indenture Trustee Fees

         Notwithstanding any provision contained in the Plan to the contrary, the Indenture Trustee Fees shall be paid in Cash on the Effective Date by Reorganized RCN as an Allowed Administrative Claim, without the need for application to, or approval of, any court.

         To the extent that the Indenture Trustee provides services related to distributions pursuant to the Plan, the Indenture Trustee shall receive from Reorganized RCN, without court approval, compensation for such services and reimbursement of expenses incurred in connection with such services, as agreed to between the Indenture Trustee and Reorganized RCN.

C.       Payment of Statutory Fees

         All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid by the Reorganized Debtors.

D.       Severability of Plan Provisions

         If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

E.       Successors and Assigns

         The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

F.       Discharge of the Debtors and Injunction

         All consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims against and Interests in the Debtors of any nature whatsoever or against any of the Debtors' assets or properties. Except as otherwise expressly provided in the Plan, the Confirmation Order acts as a discharge of all Claims against, liens on, and Interests in each of the Debtors, the Debtors' assets and their properties, arising at any time before the Effective Date, regardless of whether a proof of Claim or proof of Interest therefor was filed, whether the Claim or Interest is Allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a distribution thereunder, subject to the occurrence of the Effective Date. Any holder of such discharged Claim or Interest shall be precluded from asserting against the Debtors or any of their assets or properties any other or further Claim or Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Effective Date. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, subject to the occurrence of the Effective Date.

         In accordance with section 524 of the Bankruptcy Code, the discharge provided by this section and section 1141 of the Bankruptcy Code shall act as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset, or recover the Claims and Interests discharged hereby. Except as otherwise expressly provided in the Plan or the Confirmation Order, all Persons who have held, hold, or may hold Claims against, or Interests in, the Debtors shall be permanently enjoined, on and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest, (ii) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors on account of any such Claim or Interest, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Interest, and (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Interest. The foregoing injunction shall extend to successors of the Debtors (including the Reorganized Debtors) and their respective properties and interests in property.

G.       Debtors' Releases

         On the Effective Date, the Debtors shall release and be permanently enjoined from any prosecution or attempted prosecution of any and all claims and causes of action which they have or may have against any director, officer, or employee of the Debtors serving in such capacity as of the Confirmation Date, provided, however, that the foregoing shall not operate as a waiver of or release from any causes of action arising out of the willful misconduct, intentional breach of fiduciary duty, or fraud of such director, officer, or employee.

         As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors, the Reorganized Debtors, and any Person seeking to exercise the rights of the Debtors' estates, shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action (including claims or causes of action arising under Chapter 5 of the Bankruptcy Code), and liabilities whatsoever (other than for willful misconduct, intentional breach of fiduciary duty, or fraud) in connection with or related to the Debtors, the Chapter 11 Cases, or the Plan, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are base in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, or the Plan, and that may be asserted by or on behalf of the Debtors, the Estates, or Reorganized Debtors, against the Administrative Agent, the Senior Secured Lenders and the Indenture Trustees.

H.       Director, Officer, Employee and Other Third Party Releases

         As of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the distributions to be delivered in connection with the Plan, all holders of Claims against or Interests in the Debtors shall be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action, or liabilities (other than the right to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan, and the contracts, instruments, releases, agreements, and documents delivered under the Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or in part on any act or omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Plan, or the Disclosure Statement against (i) the Debtors, (ii) the Reorganized Debtors and (iii) the directors, officers, agents, financial advisors, attorneys, employees, equity holders, partners, members, subsidiaries, managers, affiliates and representatives of the Debtors serving in such capacity as of the Confirmation Date, provided, however, that no Person shall be released from any claim arising from such Person's willful misconduct, intentional breach of fiduciary duty, or fraud.

         On the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors and the distributions to be delivered in connection with the Plan, all holders of Claims against and Interests in the Debtors shall be permanently enjoined from bringing any action against the Debtors, the Reorganized Debtors, and their respective officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, members, subsidiaries, managers, affiliates and representatives serving in such capacity as of the Confirmation Date, and their respective property, in respect of any Claims, obligations, rights, causes of action, demands, suits, proceedings, and liabilities related in any way to the Debtors, the Chapter 11 Cases, the Plan, or the Disclosure Statement.

I. Limitations on Scope of Director, Officer, Employee and Other Third Party Releases

         Notwithstanding Article XIV.H of the Plan or any provision in any documents incorporating or implementing in any manner such Article to the contrary, (i) nothing in the Plan and the transactions approved hereby is intended to, or shall release any non-Debtor from any liabilities or obligations to the United States of America or its agencies or subdivisions (the "United States"), nor shall it enjoin or bar any claim by the United States against any non-Debtor, and (ii) solely as to non-Debtors, the Plan shall in no way affect (a) the agreement reached between RCN Telecom Services, Inc. and Newport Associates Development Company in settlement of certain litigation in the New Jersey Superior Court, Hudson County, Law Division, captioned Newport Associates Development Company v. RCN Telecom Services, Inc., et al., Docket No. HUD-L-4407-02, and consolidated with Docket No. HUD-L-4810-02, as such settlement agreement was read into the record of the trial court on July 22, 2004, (b) the License Agreement dated as of July 30, 2004, by and between RCN Telecom Services, Inc. and Newport Associates Development Company, and/or (c) the rights and obligations of the parties (other than the Debtors), or any successor parties, to (a) and (b) above.

         Notwithstanding any provision in the Plan or any provision in any documents incorporating or implementing in any manner the Plan to the contrary, no current or former directors, officers, employees, partners, members, or managers of the Debtors (collectively, the "Third-Party Releasees") shall be released from, and there shall be no injunction with respect to, (i) any claim against a non-Debtor arising from such Third-Party Releasees' alleged breach of fiduciary duty arising under, or as a consequence of, the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), and asserted by the claimants in each of those actions captioned Craig v. Filipowicz, et al., Case No. 1:04-CV-07875 (JSR) (S.D.N.Y.), Thomas
v. McCourt, et al., Case No. 3:04-CV-05068 (SRC) (D.N.J.), Maguire v. Filipowicz, et al., Case No. 1:04-CV-08454 (JSR) (S.D.N.Y.), and Hill v. McCourt, et al., Case No. 3:04-CV-05368 (SRC) (D.N.J.), in each case relating to the RCN Savings and Stock Ownership Plan (the "ESOP"); (ii) any claim asserted against a non-Debtor by (a) any ERISA fiduciaries of the ESOP or (b) any other defendant named in any of the suits identified in item (i) of this paragraph or in any other suit raising similar claims, including, but not limited to, (x) claims against a non-Debtor for indemnity or contribution and
(z) claims against a non-Debtor asserted by Merrill Lynch Trust Company FSB; or (iii) any claim against a non-Debtor asserted by Edward T. Joyce relating in any way to the acquisition of 21st Century Telecom Group, Inc. Notwithstanding any provisions of the Plan, nothing in the Plan shall in any way limit or abrogate any available insurance coverage or rights to recover insurance proceeds available to pay any claims for the settlement or satisfaction of a judgment.

J.       Exculpation and Limitation of Liability

         The Debtors, Reorganized Debtors, the Indenture Trustees, the Creditors' Committee, the Administrative Agent, the Senior Secured Lenders, the Ad Hoc Committee of RCN Noteholders and any and all of their respective present or former officers, directors, employees, equity holders, partners, members, subsidiaries, managers, affiliates, advisors, attorneys, or agents, or any of their successors or assigns, shall not have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, equity holders, partners, members, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any and all acts or omissions in connection with, relating to, or arising out of, the administration of the Chapter 11 Cases, the solicitation of acceptances of the Plan, the negotiation of the Plan (whether occurring before or after the Petition Date), pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, intentional breach of fiduciary duty, or fraud, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         Notwithstanding any other provision of the Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, equity holders, partners, members, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Reorganized Debtors, the Estates, the Indenture Trustees, the Creditors' Committee, the Administrative Agent, the Senior Secured Lenders, any holder of Preferred Stock, any holder of Senior Notes, or any of their respective present or former members, officers, directors, employees, equity holders, partners, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the administration of the Chapter 11 Cases, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, intentional breach of fiduciary duty, or fraud.

         The foregoing exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized Debtors to enforce, sue on, settle, or compromise the claims, rights or causes of action, suits, or proceedings retained in the Plan.

K.       Indemnification Obligations

         The Reorganized Debtors shall, from and after the Effective Date, indemnify, hold harmless and reimburse (on an as incurred basis), each of the Debtors' attorneys, the Administrative Agent, the Senior Secured Lenders, the members of the Creditors' Committee, and each of their respective members, partners, officers, directors, employees and agents (including any attorneys, accountants, financial advisors, investment bankers and other representatives or professionals retained by such Persons or by the Creditors' Committee), as well as each fund or account managed or advised by any of the members of the Creditors' Committee, from, against, and for, any and all losses, Claims, damages, liabilities, costs and expenses (including in connection with any formal or informal information, investigation, action or other proceeding) arising from, relating to, or that are in any manner connected with, any acts or omissions that are the subject of exculpation and limitations of liability set forth herein. In the event that any Person receives indemnification or reimbursement pursuant to the foregoing sentence and is subsequently found by a final adjudication not to be entitled to exculpation under the terms of the Plan, such Person shall be required to repay and disgorge such sums to the Reorganized Debtors.

L.       Waiver of Enforcement of Subordination

         All Claims against and Interests in the Debtors and all rights and claims between or among holders of Claims and Interests relating in any manner whatsoever to Claims against and Interests in the Debtors, based upon any claimed subordination rights, if any, shall be deemed satisfied by the distributions under the Plan to holders of Claims and Interests having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date. Distributions to the various Classes of Claims and Interests hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim by reason of any claimed subordination rights or otherwise, so that each holder of a Claim or Interest shall have and receive the benefit of the distributions in the manner set forth in the Plan.

M.       Term of Injunctions or Stays

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

N.       Binding Effect

         The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including the Reorganized Debtors, and all other parties in interest in the Chapter 11 Cases.

O.       Revocation, Withdrawal, or Non-Consummation

         The Plan constitutes a separate plan of reorganization for each Debtor. Accordingly, the Plan may be confirmed and consummated for any Debtor, and the fact that a Plan is not confirmed or consummated for any particular Debtor shall have no impact on the ability or right of any other Debtor to confirm or consummate the Plan as to that Debtor.

         The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or consummation of the Plan does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or
(c) constitute an admission of any sort by the Debtors or any other Person.

P.       Creditors' Committee

         On the Effective Date, the duties of the Creditors' Committee shall terminate; provided, however, that the Creditors' Committee shall continue in existence after the Effective Date to (i) continue in the prosecution (including appeals) of any matter in which the Creditors' Committee has joined issue; (ii) review, and, if necessary, interpose and prosecute objections to Professional Claims; and (iii) file applications for Professional Claims; and provided, further, that the Creditors' Committee shall be entitled to obtain reimbursement for the reasonable fees and expenses of its members and Professionals relating to the foregoing.

Q.       Plan Supplement

         Any and all exhibits, lists, or schedules referred to herein but not filed with the Plan shall be contained in the Plan Supplement and filed with the Bankruptcy Court at least five days prior to the deadline for voting to accept or reject the Plan. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtors.

R.       Notices to Debtors and Creditors' Committee

         Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or a Reorganized Debtor or the Creditors' Committee under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

           RCN CORPORATION
           105 Carnegie Center
           Princeton, New Jersey 08540
           Attn:  Deborah M. Royster, Esq.
           Telephone:   (609) 734-3811
           Facsimile:   (609) 734-3701

     with copies to:

           SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
           Four Times Square
           New York, New York  10036-6552
           Attn:  Frederick D. Morris
           Telephone:   (212) 735-3000
           Facsimile:   (212) 735-2000

     If to the Creditors' Committee:

           MILBANK, TWEED, HADLEY & MCCLOY LLP
           1 Chase Manhattan Plaza
           New York, New York  10005
           Attn:  Dennis F. Dunne, Esq., and
                  Susheel Kirpalani, Esq.
           Telephone:   (212) 530-5000
           Facsimile:   (212) 530-5219


S.       Governing Law

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of New York shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

T.       Prepayment

         Except as otherwise provided in the Plan or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

U.       Section 1125(e) of the Bankruptcy Code

         As of the Confirmation Date, the Debtors, the Creditors' Committee, and its members in their capacity as such, shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors, the Creditors' Committee, and its members in their capacity as such, and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys, and other professionals have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New Common Stock, New Warrants and the common stock of Reorganized RCN to be issued upon exercise of the New Warrants, and any Convertible Second-Lien Notes and the common stock of Reorganized RCN to be issued upon conversion of the Convertible Second-Lien Notes under the Plan, and therefore are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the New Common Stock, New Warrants, and any Convertible Second-Lien Notes under the Plan.


Dated:     New York, New York
           October 12, 2004

                                       RCN CORPORATION
                                       HOT SPOTS PRODUCTIONS, INC.
                                       RLH PROPERTY CORPORATION
                                       RCN FINANCE, LLC
                                       RCN TELECOM SERVICES OF VIRGINIA, INC.
                                       RCN ENTERTAINMENT, INC.
                                       ON TV, INC.
                                       TEC AIR, INC.
                                       RCN CABLE TV OF CHICAGO, INC.
                                       21ST CENTURY TELECOM SERVICES, INC.

                                       By:  /s/ David McCourt
                                            --------------------------------

                                       Name:   David McCourt
                                       Title:  Chairman and Chief Executive
                                               Officer of RCN Corporation
                                               and authorized signatory for
                                               each of the other Debtors


                                       SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                       Attorneys for RCN Corporation., et al.
                                       Debtors-in-Possession

                                       By:  /s/ D.J. Baker
                                            --------------------------------
                                            D. J. Baker
                                            Thomas J. Matz
                                            Frederick D. Morris
                                            Four Times Square
                                            New York, New York  10036-6522
                                            (212) 735-3000


                                       MILBANK, TWEED, HADLEY & MCCLOY  LLP
                                       Attorneys for the Official Committee
                                         of Unsecured Creditors


                                       By:  /s/ Susheel Kirpalani
                                            --------------------------------
                                            Dennis F. Dunne
                                            Susheel Kirpalani
                                            Deirdre Ann Sullivan
                                            One Chase Manhattan Plaza
                                            New York, New York  10005
                                            (212) 530-5000

                                   EXHIBIT A

                                      TO

                JOINT PLAN OF REORGANIZATION OF RCN CORPORATION
                           AND CERTAIN SUBSIDIARIES

                    _______________________________________

                              SCHEDULE OF DEBTORS



-------------------------------------------------------------------------------
                  DEBTOR                                       CASE NUMBER
-------------------------------------------------------------------------------
RCN CORPORATION                                                04-13638 (RDD)

TEC AIR, INC.                                                  04-13641 (RDD)

RLH PROPERTY CORPORATION                                       04-13639 (RDD)

RCN FINANCE, LLC                                               04-13640 (RDD)

HOT SPOTS PRODUCTIONS, INC.                                    04-13637 (RDD)

RCN TELECOM SERVICES OF VIRGINIA, INC.                         04-15508 (RDD)

RCN ENTERTAINMENT, INC.                                        04-15505 (RDD)

ON TV, INC.                                                    04-15506 (RDD)

RCN CABLE TV OF CHICAGO, INC.                                  04-15120 (RDD)

21ST CENTURY TELECOM SERVICES, INC.                            04-15507 (RDD)

                                   EXHIBIT B

                                      TO

                JOINT PLAN OF REORGANIZATION OF RCN CORPORATION
                           AND CERTAIN SUBSIDIARIES

                    _______________________________________


                       LIST OF PLAN SUPPLEMENT DOCUMENTS



1.       Reorganized RCN Certificate of Incorporation and By-laws.

2.       New Common Stock Registration Rights Agreement.

3.       Convertible Second-Lien Notes Registration Rights Agreement.

4.       Warrant Agreement.

5.       New Evergreen Credit Agreement.

6.       Deutsche Bank Exit Facility.

7.       Schedule of Intercompany Claims.

                                   EXHIBIT C

                                      TO

                JOINT PLAN OF REORGANIZATION OF RCN CORPORATION
                           AND CERTAIN SUBSIDIARIES

                    _______________________________________


             SCHEDULE OF SUB-CLASSES FOR CLASSES 1, 2, 4, 6 AND 9


         This Exhibit C sets forth the sub-Classes for Classes 1, 2, 4, 6 and
9. Class 1 sub-Classes consist of Other Priority Claims against each Debtor. Class 2 sub-Classes consist of Bank Claims against each Debtor except for RLH Property Corporation and RCN Finance, LLC. Class 4 sub-Classes consist of Other Secured Claims against each Debtor. Class 6 sub-Classes consist of General Unsecured Claims against each Debtor except for RCN. Class 9 sub-Classes consist of Subordinated Claims against each Debtor.



-------------------------------------------------------------------------------
  SUB-CLASS                              NAME OF DEBTOR
-------------------------------------------------------------------------------
..01                             RCN CORPORATION

..02                             TEC AIR, INC.

..03                             RLH PROPERTY CORPORATION

..04                             RCN FINANCE, LLC

..05                             HOT SPOTS PRODUCTIONS, INC.

..06                             RCN TELECOM SERVICES OF VIRGINIA, INC.

..07                             RCN ENTERTAINMENT, INC.

..08                             ON TV, INC.

..09                             RCN CABLE TV OF CHICAGO, INC.

..10                             21ST CENTURY TELECOM SERVICES, INC.

                                   EXHIBIT D

                                      TO

                JOINT PLAN OF REORGANIZATION OF RCN CORPORATION
                           AND CERTAIN SUBSIDIARIES

                    _______________________________________


                    CONTRACTS TO BE ASSUMED BY THE DEBTORS




    LEGAL ENTITY        COUNTERPARTY                          SUBJECT/DESCRIPTION                                     CONRACT DATE
    ------------        ------------                          -------------------                                     ------------

     RCN Corporation    79-87 Ave. C, LLC                     Guarantor - Real Property Leases                        07/12/00
     RCN Corporation    A & E TV Networks                     Programming Agreement
     RCN Corporation    A&E                                   Programming Agreement                                   06/11/99
     RCN Corporation    ABC Cable Networks Group              Programming Agreement
     RCN Corporation    ABC Cable Networks Group              Programming Agreement
     RCN Corporation    ABC Cable Networks Group              Programming Agreement
     RCN Corporation    ABC Cable Networks Group              Programming Agreement
     RCN Corporation    ABC Cable Networks Group              Programming Agreement
     RCN Corporation    ABC Cable Networks Group              Programming Agreement
     RCN Corporation    ABC Family                            Programming Agreement                                   11/21/00
     RCN Corporation    ADP, Inc.                             Payroll Services
     RCN Corporation    Advance Magazine Publishers, Inc.,    Guarantor - Real Property Leases                        05/09/00
                        LLC
     RCN Corporation    Aetna                                 PPO Plan
     RCN Corporation    Aetna                                 PPO Alternative Plan
     RCN Corporation    Aetna                                 EPO Plan
     RCN Corporation    Aetna                                 ASC Agreement                                           01/01/04
     RCN Corporation    Akamai Technologies, Inc.             Peering Agreement                                       06/25/01
     RCN Corporation    AMC                                   Programming Agreement                                   08/01/00
     RCN Corporation    American Express Travel Related       Agreement for American Express Card Acceptance          07/22/02
                        Services Company, Inc.                Telecommunications
     RCN Corporation    American Express Travel Related       Travel Agency Corporate Card Agreements                 11/01/99
                        Services, Co.
     RCN Corporation    American Venture 594 Corporation      Guarantor - Real Property Leases                        12/01/99
     RCN Corporation    Ameritech                             Chicago NAP Peering Agreement
     RCN Corporation    AMFM Internet Holdings, Inc.          Mutual Release and Settlement Agreement                 09/14/01
     RCN Corporation    Animal Planet                         Programming Agreement                                   01/01/97
     RCN Corporation    AON Consulting                        AON Consulting Agreement                                01/01/04
     RCN Corporation    Aon Risk Services, Inc.               Service and Retainer Agreement (Insurance)              05/27/04
     RCN Corporation    AP Services, LLC                      Agreement for interim management and                    02/11/04
                                                              restructuring services
     RCN Corporation    Applied Financial, Inc. (f/k/a        AS4000 Equipment Lease                                  03/15/01
                        Advanced Capital Resources
                        Corporation)
     RCN Corporation    Argonaut Holdings, Inc.               Guarantor - Real Property Leases                        02/23/00
     RCN Corporation    AT&T                                  Service Contract                                        02/18/00
     RCN Corporation    AT&T Corp.                            Interconnection Agreement
     RCN Corporation    BDC Derekwood LLC                     Guarantor - Real Property Leases                        01/12/01
     RCN Corporation    Belhaven Avenue C, LLC                Guarantor - Real Property Leases                        09/26/01
     RCN Corporation    Benefit Concepts                      FSA Administrative Service Agreement Renewal            01/01/04
     RCN Corporation    BET                                   Programming Agreement                                   01/20/04
     RCN Corporation    Biography                             Programming Agreement                                   06/11/99
     RCN Corporation    Bloomberg TV                          Programming Agreement                                   08/21/97
     RCN Corporation    Boise Cascade Office Products         Sales Agreement                                         09/01/99
                        Corporation
     RCN Corporation    Boomerang                             Programming Agreement                                   12/13/00
     RCN Corporation    Boston Properties Limited Partership  Guarantor - Real Property Leases                        06/15/00
     RCN Corporation    Bravo                                 Programming Agreement                                   12/01/93
     RCN Corporation    Carmel Cable Television, Inc. &       Asset Purchase Agreement                                07/10/03
                        Carmel Telephone Services, Inc.
                        (collectively)
     RCN Corporation    Cartoon Network                       Programming Agreement                                   08/21/97
     RCN Corporation    CATV Services, Incorporated           Surplus Inventory Resale Agreement                      11/01/01
     RCN Corporation    Ceridian Performance Partners                                                                 12/02/99
     RCN Corporation    Charles Morris                        Relocation/Transfer Agreement                           04/09/03
     RCN Corporation    Chase Manhattan Bank (k/n/a J.P.      Credit Agreement                                        06/03/99
                        Morgan Chase & Co.)
     RCN Corporation    CheckFree Corporation                 Direct Electronic Payment Delivery Agmt                 12/01/99
     RCN Corporation    Chubb Group of Ins. Co.               Insurance Agreement
     RCN Corporation    Cigna HealthCare                      PPA Renewal Acceptance                                  01/01/04
     RCN Corporation    CMT                                   Programming Agreement
     RCN Corporation    CNN                                   Programming Agreement
     RCN Corporation    CNN Headline News                     Programming Agreement
     RCN Corporation    Cogent Communications, Inc.           IRU and Dark Fiber Agreement                            05/30/02
     RCN Corporation    Comedy Central                        Programming Agreement                                   09/16/96
     RCN Corporation    CompAnalyst.com                       Market Surveys for Comp Analysis
     RCN Corporation    Consolidated Edison Company of New    Guarantor - Real Property Leases                        08/23/00
                        York, Inc.
     RCN Corporation    Court TV                              Programming Agreement                                   09/01/94
     RCN Corporation    C-SPAN                                Programming Agreement                                   03/14/03
     RCN Corporation    C-SPAN 2                              Programming Agreement                                   03/14/03
     RCN Corporation    C-SPAN 3                              Programming Agreement                                   03/14/03
     RCN Corporation    Discovery Channel                     Programming Agreement                                   01/01/97
     RCN Corporation    Disney Channel                        Programming Agreement                                   07/07/98
     RCN Corporation    DIY                                   Programming Agreement                                   03/28/00
     RCN Corporation    Dobbin Square Ltd. Partnership        Guarantor - Real Property Leases
     RCN Corporation    E!                                    Programming Agreement                                   06/14/94
     RCN Corporation    Eastern Armored Services              Armored Car Service                                     10/17/02
     RCN Corporation    Equinix Exchange                      Peering Agreement                                       03/25/02
     RCN Corporation    Equinix Inc.                                                                                  10/01/05
     RCN Corporation    ESPN                                  Programming Agreement
     RCN Corporation    ESPN 2                                Programming Agreement
     RCN Corporation    ESPN Classic                          Programming Agreement
     RCN Corporation    EWTN                                  Programming Agreement
     RCN Corporation    E-xpedient Holdings, Ltd.             Carrier Transport Agent                                 08/01/02
     RCN Corporation    F. W. Spencer & Son, Inc.             Guarantor - Real Property Leases                        05/30/00
     RCN Corporation    Fine Living                           Programming Agreement                                   03/28/00
     RCN Corporation    First Priroity Health                 HMO Renewal Acceptance                                  01/01/04
     RCN Corporation    G4TV                                  Programming Agreement
     RCN Corporation    Geisinger Health Plan                 HMO Renewal Acceptance                                  01/01/04
     RCN Corporation    Genuity Solutions, Inc                Peering Agreement                                       07/29/02
     RCN Corporation    Golf Channel                          Programming Agreement
     RCN Corporation    Hallmark Channel                      Programming Agreement
     RCN Corporation    Harris Corp                           Software Contract                                       08/01/99
     RCN Corporation    HGTV                                  Programming Agreement
     RCN Corporation    History Channel                       Programming Agreement                                   06/11/99
     RCN Corporation    History International                 Programming Agreement
     RCN Corporation    HRTV                                  Programming Agreement
     RCN Corporation    Keystone Health Plan Central          HMO Renewal Acceptance                                  01/01/04
     RCN Corporation    Learning Channel                      Programming Agreement
     RCN Corporation    Liberty Mutual Insurance Company      Guarantor - Real Property Leases                        10/11/99
     RCN Corporation    Liberty Property Limited Partnership  Guarantor - Real Property Leases                        06/14/99
     RCN Corporation    Liberty Spanish Group, L.L.C.         Affiliation Agreement                                   04/05/01
     RCN Corporation    Lifetime Entertainment Services       Programming Agreement
     RCN Corporation    Lifetime Entertainment Services       Affiliation Agreement
     RCN Corporation    Lucent Technologies, Inc.             Post Warranty Maintenance Services Agreement            12/17/01
     RCN Corporation    Lycos Inc.                            High Speed Data Service Support                         08/06/99
     RCN Corporation    M2                                    Programming Agreement
     RCN Corporation    MA Medical Society
     RCN Corporation    MBC                                   Programming Agreement
     RCN Corporation    Mellon Investor Services              Transfer Agent
     RCN Corporation    Mericle Development Corp.             Guaranty Agreement
     RCN Corporation    Mericle Properties, Inc.              Guarantor - Real Property Leases                        12/23/99
     RCN Corporation    MetLife                               DPPO Renewal Acceptance                                 01/01/04
     RCN Corporation    MetLife                               Contributory PPO
     RCN Corporation    MetLife                               Non-Contributory PPO
     RCN Corporation    Michael Angi                          Separation Agreement                                    11/24/03
     RCN Corporation    Monarch Inc.                          Guarantor - Real Property Leases                        03/06/00
     RCN Corporation    MSP One Summer St., LLC               Guarantor - Real Property Leases                        12/09/99
     RCN Corporation    MTV                                   Programming Agreement
     RCN Corporation    MTV 2                                 Programming Agreement
     RCN Corporation    MTV Espanol                           Programming Agreement
     RCN Corporation    MTV Hits                              Programming Agreement
     RCN Corporation    MTV Jams                              Programming Agreement
     RCN Corporation    MTV Networks                          Programming Agreement
     RCN Corporation    MTV Networks, a division of Viacom    Affiliation Agreement (Country Music
                        International, Inc.                   Television/The National Network)
     RCN Corporation    MTV Networks, a division of Viacom    Digital Suite Affiliation Agreement with MTV
                        International, Inc.                   Networks
     RCN Corporation    NCO Financial Systems, Inc.           Collection Agreement                                    01/22/01
     RCN Corporation    NCTC, Inc.                            Programming Agreement                                   06/01/00
     RCN Corporation    NEC                                   Unemployment Administration Agreement                   04/16/02
     RCN Corporation    Neon Optica, Inc.                     Dark Fiber Lease Agreement                              01/31/02
     RCN Corporation    Neon Optica, Inc.                     IRU and Dark Fiber Agreement                            03/26/02
     RCN Corporation    News World International              Programming Agreement
     RCN Corporation    Nextel                                Wireless Phones
     RCN Corporation    Nick Games                            Programming Agreement
     RCN Corporation    Nick Too                              Programming Agreement
     RCN Corporation    Nick Toons TV                         Programming Agreement
     RCN Corporation    Nickelodeon                           Programming Agreement
     RCN Corporation    Noggin                                Programming Agreement
     RCN Corporation    Nortel Networks                       Maintenance Agreement                                   06/01/04
     RCN Corporation    Outdoor Life                          Programming Agreement
     RCN Corporation    Outdoor Life                          Programming Agreement
     RCN Corporation    Oxygen Cable, LLC                     Programming Agreement                                   03/01/02
     RCN Corporation    Pitney Bowes                          Equipment Lease                                         06/12/02
     RCN Corporation    Playboy Entertainment                 Programming Agreement
     RCN Corporation    Playboy Entertainment Group, Inc.     Television License Agreement
     RCN Corporation    Qmedia, Inc.                          IRU and Dark Fiber Agreement
     RCN Corporation    Qmedia, Inc.                          Dark Fiber Lease Agreement                              02/25/02
     RCN Corporation    Quench                                Office and Administration Agreement                     03/26/02
     RCN Corporation    QVC, Inc.                             Programming Agreement
     RCN Corporation    Reliance Standard Life Insurance Co.  RSL Group and Blanket Insurance Trust                   01/01/93
     RCN Corporation    Robert Lauer                          Relocation/Transfer Agreement                           06/12/03
     RCN Corporation    Robertson Properties, LC              Guarantor - Real Property Leases                        04/01/00
     RCN Corporation    Royal Realty Corp.                    Guaranty Agreement                                      11/08/99
     RCN Corporation    Savvis Communications Corp.           Network Infrastructure Agreement                        05/18/04
     RCN Corporation    Sci-fi Channel                        Programming Agreement
     RCN Corporation    Soapnet                               Programming Agreement
     RCN Corporation    Southwestern Bell Mobile Systems LLC                                                          08/08/02
     RCN Corporation    Spectera                              Vision Care Renewal                                     01/01/04
     RCN Corporation    Speed Channel                         Programming Agreement
     RCN Corporation    Speedvision                           Programming Agreement
     RCN Corporation    Spike TV (TNN)                        Programming Agreement
     RCN Corporation    Starz Encore Group LLC                Letter Agreement for Launch and Carriage of             01/13/04
                                                              Starz On Demand Service
     RCN Corporation    STARZ Encore Group, LLC               Programming Agreement                                   12/21/95
     RCN Corporation    TBS                                   Programming Agreement
     RCN Corporation    TechTV, Inc.                          Carriage Agent                                          12/01/99
     RCN Corporation    Telcordia Technologies, Inc.          Software License and Services Agreement                 11/10/00
     RCN Corporation    Telemundo Network Group, LLC          Interim Letter of Agreement
     RCN Corporation    Tennis Channel                        Programming Agreement
     RCN Corporation    The Blackstone Group L.P.             Retention and Indemnification Agreement                 03/09/04
     RCN Corporation    The Outdoor Channel                   Programming Agreement
     RCN Corporation    Thomas Financial Publishing           Investor Relations Services                             08/15/01
     RCN Corporation    TMG Partners                          Conduit Installation Letter Agreement                   09/23/03
     RCN Corporation    TNT                                   Programming Agreement
     RCN Corporation    Transcentive, Inc.                                                                            12/01/01
     RCN Corporation    Travel Channel                        Programming Agreement
     RCN Corporation    Tribune Television Co.                Programming Agreement
     RCN Corporation    Trio                                  Programming Agreement
     RCN Corporation    Trion                                 Limited Appt. & Authorization to bid and                04/07/04
                                                              negotiate Life and disability benefits.  Also,
                                                              to complete 2004 5500's.
     RCN Corporation    Tufts Health Plan                     HMO Renewal Acceptance                                  01/01/04
     RCN Corporation    TV Land                               Programming Agreement
     RCN Corporation    TVN Entertainment Corporation         Memorandum of Terms Between TVN Entertainment           02/28/02
                                                              and RCN Corporation
     RCN Corporation    Universal Access, Inc.                UTX License Agent                                       04/04/03
     RCN Corporation    Universal New Media Group             Term Sheet                                              03/01/02
     RCN Corporation    Universal Television Networks         Affiliation Agreement
     RCN Corporation    Univision Network Limited Partnership Programming Agreement                                   12/22/00
     RCN Corporation    VERIZON                               Utility Agreement
     RCN Corporation    Vertex Tax Technology Enterprises,    Vertex Software License Agreement                       09/02/98
                        LLC
     RCN Corporation    VH1                                   Programming Agreement
     RCN Corporation    VH-1 Classic Rock                     Programming Agreement
     RCN Corporation    VH-1 Country                          Programming Agreement
     RCN Corporation    VH-1 Soul                             Programming Agreement
     RCN Corporation    W. Terrell Wingfield                  Separation Agreement                                    07/01/04
     RCN Corporation    Weather Channel                       Programming Agreement
     RCN Corporation    Wesley-Jessen Corporation             Guarantor - Real Property Leases
     RCN Corporation    Witness Systems Inc.                  Software Agreement                                      08/01/02
     RCN Corporation    Work & Well                           3rd party admin STD, FMLA, and ADA                      06/30/04
     RCN Corporation    Wright Express Financial Services,    Technical Operations Support                            07/19/02
                        Inc.
     RCN Corporation    Yahoo! Inc.                           Bilateral Interconnection Agreement/Peering             03/21/01
                                                              Agreement
     RCN Corporation    Yankees Entertainment and Sports      Programming Agreement                                   02/11/02
                        Network, LLC



Entity Name                       Counterparty                          Subject/Description                          Contract Date
-----------                       ------------                          -------------------                          -------------


RCN Cable TV of Chicago, Inc.     1115 S Plymouth Court Condominium     Illinois - Bulk Access Agreement
                                  Association
RCN Cable TV of Chicago, Inc.     1122 N Dearborn Condominium           Illinois - Bulk Access Agreement
                                  Association
RCN Cable TV of Chicago, Inc.     1143 S Plymouth Court Condominium     Illinois - Bulk Access Agreement
                                  Association
RCN Cable TV of Chicago, Inc.     1169 S Plymouth Court Condominium     Illinois - Bulk Access Agreement
                                  Association
RCN Cable TV of Chicago, Inc.     1415 N Dearborn Condominium           Illinois - Right of Entry Agreement          05/26/96
                                  Association
RCN Cable TV of Chicago, Inc.     1455/60 N Sandburg Terrace            Illinois - Bulk Access Agreement
RCN Cable TV of Chicago, Inc.     2333 N. Geneva Terrace Condominium    Illinois - Bulk Access Agreement
                                  Association
RCN Cable TV of Chicago, Inc.     2336 N Commonwealth C. A.             Illinois - Bulk Access Agreement
RCN Cable TV of Chicago, Inc.     401 W Webster Condominium Association Illinois - Bulk Access Agreement
RCN Cable TV of Chicago, Inc.     510 W Fullerton Condominium           Illinois - Right of Entry Agreement
RCN Cable TV of Chicago, Inc.     5455 Edgewater Plaza Condominium      Illinois - Bulk Access Agreement
                                  Association
RCN Cable TV of Chicago, Inc.     700 Bittersweet Condominium           Illinois - Right of Entry Agreement
                                  Association
RCN Cable TV of Chicago, Inc.     87 E Elm Street Condominium           Illinois - Right of Entry Agreement
                                  Association
RCN Cable TV of Chicago, Inc.     899 S Plymouth Court Condominium      Illinois - Bulk Access Agreement
                                  Association
RCN Cable TV of Chicago, Inc.     901 S Plymouth Court Condominium      Illinois - Bulk Access Agreement
                                  Association
RCN Cable TV of Chicago, Inc.     Baird and Warner, Inc.                Illinois - Right of Entry Agreement
RCN Cable TV of Chicago, Inc.     Beach Point Tower Condominium         Illinois - Bulk Access Agreement
                                  Association
RCN Cable TV of Chicago, Inc.     Burnham Park Plaza Apartments         Illinois - Bulk Access Agreement
RCN Cable TV of Chicago, Inc.     Camco Realty - 2045 W Jackson         Illinois - Right of Entry Agreement
RCN Telecom Services of           Deborah Sperberg                      Real Property Lease                          07/10/00
Virginia, Inc.
RCN Cable TV of Chicago, Inc.     East Delaware LLC                     Illinois - Bulk Access Agreement
RCN Cable TV of Chicago, Inc.     HFO LLC                               Illinois - Bulk Access Agreement
RCN Cable TV of Chicago, Inc.     Horizon House                         Illinois - Bulk Access Agreement
RCN Cable TV of Chicago, Inc.     Illinois Masonic Medical Center       Illinois - Right of Entry Agreement
RCN Cable TV of Chicago, Inc.     Katz Realty                           RCN Real Property Leases
RCN Cable TV of Chicago, Inc.     Larchmont Loft Condominium            Illinois - Right of Entry Agreement
                                  Association
21st Century Telecom Services,    McLeodUSA Telecommunications          IRU Exchange Areements
Inc.                              Services, Inc.
21st Century Telecom Services,    Metropolitan Place                    Service Agreement
Inc.
RCN Cable TV of Chicago, Inc.     National Bank & Trust Company         Illinois - Right of Entry Agreement
RCN Entertainment, Inc.           On Screen Entertainment, Inc.         Assignment and Assumption Agreement          05/10/04
RCN Entertainment, Inc.           Outward Bound, Inc.                   Termination Agreement
RCN Cable TV of Chicago, Inc.     Park Newberry LLC                     Illinois - Bulk Access Agreement
RCN Cable TV of Chicago, Inc.     Praine District Lofts Apartments      Illinois - Right of Entry Agreement
21st Century Telecom Services,    River Plaza Venture                   Service Agreement
Inc.
RCN Cable TV of Chicago, Inc.     Saint Peters Church                   Illinois - Bulk Access Agreement
21st Century Telecom Services,    Stuart Handler Real Estate Company    Cable Television Service Agreement
Inc.
21st Century Telecom Services,    Stuart Handler Real Estate Company    Telecommunication Service Agreement
Inc.
RCN Cable TV of Chicago, Inc.     Taylor Place Apartments               Illinois - Right of Entry Agreement
RCN Cable TV of Chicago, Inc.     The 1540 Lake Shore Drive Corporation Illinois - Right of Entry Agreement
RCN Cable TV of Chicago, Inc.     The 320 N Michigan Avenue Condo       Illinois - Right of Entry Agreement
RCN Cable TV of Chicago, Inc.     The 5000 S Cornell Condominium        RCN Real Property Leases
                                  Association
RCN Cable TV of Chicago, Inc.     The 533 W Barry Apartments            Illinois - Right of Entry Agreement
RCN Cable TV of Chicago, Inc.     The 535 N Michigan Avenue             RCN Real Property Leases
                                  Condominium Association
RCN Cable TV of Chicago, Inc.     The 535 N Michigan Avenue             Illinois - Right of Entry Agreement
                                  Condominium Association
RCN Cable TV of Chicago, Inc.     The Belmont House LLC                 Illinois - Right of Entry Agreement
RCN Cable TV of Chicago, Inc.     The Braeside Group - Mgmt Corporation Illinois - Right of Entry Agreement
RCN Cable TV of Chicago, Inc.     The Chestnut Place Associates         RCN Real Property Leases
RCN Cable TV of Chicago, Inc.     The Chestnut Place Associates         Illinois - Right of Entry Agreement
21st Century Telecom Services,    The Chicago Dock and Canal Trust      Telecommunications Lease
Inc.
RCN Cable TV of Chicago, Inc.     The Fulton House Condominium          Illinois - Right of Entry Agreement
RCN Cable TV of Chicago, Inc.     The Granada Centre Apartments         Illinois - Right of Entry Agreement
RCN Cable TV of Chicago, Inc.     The Lake Park Manor Apartments        Illinois - Right of Entry Agreement
RCN Cable TV of Chicago, Inc.     The Luther Terrace Apartments         Illinois - Right of Entry Agreement
RCN Cable TV of Chicago, Inc.     The Renaissance W Limited Partnership Illinois - Right of Entry Agreement
RCN Cable TV of Chicago, Inc.     The Van Buren Park Apartments         Illinois - Right of Entry Agreement
RCN Cable TV of Chicago, Inc.     Town Management Corporation           RCN Real Property Leases
RCN Cable TV of Chicago, Inc.     Town Management Corporation           Illinois - Right of Entry Agreement
RCN Cable TV of Chicago, Inc.     Vincennes Plaza Apartments            Illinois - Right of Entry Agreement
RCN Cable TV of Chicago, Inc.     William G. McNulty                    Illinois - Right of Entry Agreement
RCN Cable TV of Chicago, Inc.     Wolin-Levin Inc - 700 Bittersweet:    Illinois - Right of Entry Agreement
                                  345 N Canal


RCN EMPLOYEE COMPENSATION AND BENEFITS PROGRAMS TO BE ASSUMED

Employee Benefits Program                               Vendor/Contract Party
-----------------------------------------------------------------------------------------------------------------------------

Health Benefit Plan (all locations)                     Aetna
Health Benefit Plan (all locations)                     Cigna
Health Benefit Plan (PA only)                           Keystone
Health Benefit Plan (PA only)                           Geisinger
Health Benefit Plan (PA only)                           First Priority
Health Benefit Plan (MA only)                           Tufts
Dental Benefits                                         Metlife Dental
Long-Term Disability and Life Insurance                 Reliance
Short-Term Disability 3rd Party Administrator           Work and Well
Stop Loss Policy #24668                                 Connecticut General Life Insurance
Administrative Services Only Agreement Account #24668   Connecticut General Life Insurance
Employee Assistance Program                             Ceridian Lifeworks
Vision Plan Benefits                                    Spectera Vision
Unemployment (required by law)                          NEC - Peoplesystems
Discounted home owners, property and auto insurance     Seabury & Smith/Marsh Work Solutions
Worker's Compensation                                   AIG
COBRA Administration and Flex Spending Accounts         Benefits Concepts
401(K)                                                  Merrill Lynch and Plan Advisory


Other Compensation or Employee Programs                 Description
-----------------------------------------------------------------------------------------------------------------------------
Residential Sales Compensation Program                  Commissions provided to Direct Sales Reps, Telesales Reps, Customer
                                                        Service Technicians, and Customer Service Representatives.

RCN Business Sales Compensation Program                 Commissions provided to individuals within the Commercial line of business

Key Employee Retention Plan                             Retention Plan as Previously Approved by the Bankruptcy Court

Our Brightest Stars                                     Instant recognition awards of between $100-300 are awarded to employees who exhibit above-and-beyond performance. Additionally, each quarter the best customer-facing employee in each discipline in the market is awarded a bonus of $250. At year end, the best of the brightest (5 employees) are invited to an awards dinner and granted with $2500 bonus (grand prize) and $1000 (4 runner ups) along with 2 round trip airline tickets.

Above-and-Beyond Incentives                             Incentives granted to certain employees for taking on special assignments outside of their normal realm of responsibilities while continuing to perform in their current role. Such incentives are meant to recognize the above-and-beyond contribution, particularly where personal sacrifices may be made. Such bonuses may be granted for assignments such as temporarily filling a vacancy until the position is filled (while continuing to manage current
                                                        responsibilities), additional work around the divestiture of assets, traveling to other markets to assist in struggling areas, additional work that leads to significant cost savings, or the alleviation of costly liabilities, etc.

Annual Short-Term Incentive Plan                        Annual short-term incentive plan pays a percentage of base salary contigent upon achievement of certain goals and objectives. Bonuses range from 4% - 50% of actual base wages paid. Bonuses are paid in the spring of each year for exempt level employees, and quarterly for non-exempt employees.

Perfect Attendance Reward                               $500 net bonuses are award to all non-exempt employees who have perfect attendance in the calendar year.

Top Performer Awards                                    Top performer rewards are granted to top performing employees across the organization and are important in ensuring that our top performers are given additional perks and recognition for their outstanding performance. Rewards vary by level and include such items as tuition reimbursement, training allowance, professional conference/seminar reimbursement, personal telecommunications allowance, additional personal day, professional coach (executive level).

Transition Completion Payments                          Normal course practice when consolidating, or relocating a function.
                                                        Provides an incentive for individuals to stay in place until a transition is complete and their services are no longer needed.
                                                        Currently, such incentives are in place for the consolidation of the
                                                        Service Delivery function. Bonuses and severances are only paid if the employee stays with us through the transition time period.

Sign-on Bonus Commitments                               As part of offer letters, certain individuals (based on level and circumstance) may be granted a sign-on bonus.

Referral Bonuses                                        Employees are given referral bonuses for referring individuals who are subsequently hired and remain with the company for at least 90 days.

United Way                                              Ability for employees to make donations directly to the United Way.

Discounted RCN Services                                 Employees are able to receive RCN services (Internet, Video, Phone,
                                                        Dial-up) at an employee discount.

Training - management training, professional            All management level employees receive mandatory training related to
certifications                                          supervision, respect-in-the-workplace, sexual harrassment, Title VII issues, etc. Tuition reimbursement is only offered to top performing employees. Professional certifications required to perform certain job related duties are reimbursed as required (CPE credits, etc).

Business Expenses                                       Certain business related expenses are reimburse according to our
                                                        Travel and Expense policy. Such reimbursements include cell phone usage, travel, lodging, etc.

Business related provisions                             Employees, with management approval, are granted remote access through VPN; American Express credit cards are provided (with management approval), technicians are provided with job-related tools, uniforms, vans, etc, for use on the job.

Shift Differential                                      Premium pay provided to hourly workers who are assigned to less-desirable shifts.

On-Call Pay                                             Pay provided to employees who are on-call.

Personal, Bereavement, Relief time, Jury Duty,          Policies provide for certain pay provisions for such
Military & sick pay

Holiday Pay                                             Company provides for paid holidays

Vacation Pay                                            Company policies provide vacation pay.

Relocation Benefits                                     Certain employees (based on level) are provided with relocation benefits depending on the circumstance.

Employee Discounted Vendor Offerings                    Area retailers provide assorted and various discounts to RCN employees; this includes 15% off coupons at Macy's, Verizon's discounted cell phones, discounts from Dell and IBM, discounted membership to gyms, restaurants, movie theaters, theme parks, dry-cleaners, credit unions, banks, etc.

Immigration                                             Certain employees are working with the company under H-1B provisions.
                                                        Such employees are also pursuing permanent residency and are in various stages of approval.


Separation Agreements                                   Description
-------------------------------------------------------------------------------------------------------------------------------
Mike Angi                                               Separation Agreement with RCN Corporation and its affiliates.
William Terrell Wingfield, Jr.                          Separation Agreement with RCN Corporation and its affiliates.
Orly Wiseman                                            Separation Agreement with RCN Telecom Services, Inc. and its affiliates.
Nicole Silver                                           Separation Agreement with RCN Telecom Services, Inc. and its affiliates.


Incentive Programs                                      Description
-------------------------------------------------------------------------------------------------------------------------------

Knicks Basketball Ticket Program                        Awarded to an employee, drawn at random, that has RCN direct deposit.

Knicks Basketball Ticket Program                        Awarded to a Customer Satisfaction Technician, drawn at random, who answers all questions correctly in a safety newsletter.

Knicks Basketball Ticket Program                        Awarded to a top performer or individual who has gone above in their job.

Overachievers Points Commissions                        Awarded to Direct Sales Reps. who exceed their individual bi-weekly install point totals while achieving a set minimum level of new customer unit connections.

Sales Heat Index Mercury Blast                          Awarded to Direct Sales Reps. and DSR teams that reach a unit's goal of varying percentages to drive on-net connections every quarter to
                                                        110% of goal.

C1 September Contest                                    Contest created to increase overall C1 sales production to drive individual sales.

Retention Contest                                       Awarded to the top Reps

Telesales                                               Awarded to the Telesales Supervisor who team exceeds 100% of quota.

CST Upsell Contest                                      Remains in Development.

CST Showcase Upsell                                     Given to CSTs for additional services added at time of installation.

Achievement Award                                       Contest is developed when tickets become available.

Awareness/Recognition                                   Awarded to Telesales and Customer Service Reps. who are
                                                        recognized by their peers.

McAfee Telesales Raffle                                 Telesales Reps. are awarded a raffle ticket for every 25 McAfee services sold.

WBBM-AM Chicago Bear's Radio Broadcast                  As part of Chicago's sponsorship of WBBM-AM's sponsorship of the post
Sponsorship Telesales Contest                           game show, a trip to Hawaii (including round trip airfare, 4 night hotel accommodations, 2 tickets to 2005 Pro-Bowl and 2 tickets to the pre-game tailgate party) will be awarded to a Telesales Rep. who has the most total valued points (from selling Power CPI+, Power CPI, and
                                                        Ess CPI with 1 add on), with an Add On to On Net unit ratio of 1:1 or better for the quarter, and a minimum of 24,000 points for the quarter.

Outbound Telesales Contest                              Awarded to the Outbound Telesales employee who sells the most add ons.

Retention Rep. Contest                                  Awarded to Retention Reps. who sell the most add ons.

Escape with Showtime Contest                            Grand Prize prize awarded to Customer Service and Telesales Reps.
                                                        who are given one entry per 10 Showtime sales.

Escape with Showtime Contest                            Chances to win prizes if Customer Service Representatives
                                                        achieve a Showtime sales goal.

Escape with Showtime Contest                            Awarded to the Customer Service Rep. with the highest number of Showtime sales.

Escape with Showtime Contest                            One Chance to enter National Sweepstakes awarded to all Customer
                                                        Service Reps. who make 1 Showtime sale



                                    PLAN-36

                                   EXHIBIT E

                                      TO

                JOINT PLAN OF REORGANIZATION OF RCN CORPORATION
                           AND CERTAIN SUBSIDIARIES

                    _______________________________________


                                RCN CORPORATION
                        DESCRIPTION OF NEW COMMON STOCK



         The principal terms of the shares of common stock of Reorganized RCN to be issued under the Plan shall be as follows:

Authorization:                          100 million shares

Initial Issuance:                       36,020,850 shares

Par Value:                              $0.01 per share

Voting Rights:                          One vote per share

Preemptive Rights:                      None

Dividends:                              Payable at the discretion of the board
                                        of directors of Reorganized RCN

                                   EXHIBIT F

                                      TO

                JOINT PLAN OF REORGANIZATION OF RCN CORPORATION
                           AND CERTAIN SUBSIDIARIES

                    _______________________________________



ALLOWED SENIOR NOTES CLAIMS



       Senior Notes                           Agreed Deemed Allowed Claim
       ------------                           ---------------------------

       Series 10%                          $     170,893,717.75

       Series 9.8%                         $     312,968,476.44

       Series 11 1/8%                      $     337,901,711.34

       Series 11%                          $     145,692,956.28

       Series 10 1/8%                      $     221,054,216.80

                        TOTAL:             $   1,188,511,078.61

                                   EXHIBIT G

                                      TO

                JOINT PLAN OF REORGANIZATION OF RCN CORPORATION
                           AND CERTAIN SUBSIDIARIES

                    _______________________________________


                                RCN CORPORATION
                          DESCRIPTION OF NEW WARRANTS



         The principal terms of the New Warrants to be issued by Reorganized RCN under the Plan shall be as follows:

Authorization:                  735,119 warrants, each representing the right
                                to purchase one share of common stock of Reorganized RCN, equal to 2% of the New
                                Common Stock subject to dilution by the
                                Management Incentive Options

Total Issued:                   735,119

Vesting:                        As of the Effective Date

Term:                           Two years from the date of consummation

Strike Price:                   $34.16

Anti-Dilution Rights:           Strike price and number of shares
                                of common stock of Reorganized RCN
                                issuable upon exercise shall be adjusted for stock splits, dividends, recapitalization and similar events.

                                   EXHIBIT H

                                      TO

                JOINT PLAN OF REORGANIZATION OF RCN CORPORATION
                           AND CERTAIN SUBSIDIARIES

                    _______________________________________


                                RCN CORPORATION
                 DESCRIPTION OF CONVERTIBLE SECOND-LIEN NOTES


         The principal terms of any Convertible Second-Lien Notes issued by Reorganized RCN under the Plan are expected to be as follows:


Authorization:                $150 million principal amount, with each $1,000
                              note initially convertible into 41.667 shares of New Common Stock, equal to 14.5% of the common stock of Reorganized RCN subject to dilution by the Management Incentive Options

Total Issued:                 6,250,000 shares of common stock

Term:                         7 1/2 years after the Effective Date.

Coupon: Assuming that the Convertible Second-Lien Notes are secured by a first lien on the equity in the RCN subsidiary that owns the equity interests in Megacable S.A. de. C.V., the Convertible Second-Lien Notes shall bear interest at a rate per year equal to (a) 4.5% if $100 million principal amount of the Convertible Second-Lien Notes is issued, (b) 5% if $125 million principal amount of the Convertible Second-Lien Notes is issued, and (c) 6% if $150 million principal amount of the Convertible Second-Lien Notes is issued. Assuming that the Convertible Second-Lien Notes are secured by a second lien on the equity in the RCN subsidiary that owns the equity interests in Megacable, S.A. de. C.V., the Convertible Second-Lien Notes shall bear interest at a rate per year equal to (a) 6.5% if $100 million principal amount of the Convertible Second-Lien Notes is issued, (b) 7% if $125 million principal amount of the Convertible Second-Lien Notes is issued, and (c) 7.5% if $150 million principal amount of the Convertible Second-Lien Notes is issued. Interest shall be paid semi-annually, commencing on the six-month anniversary of the Effective Date. In the event of a change of control of Reorganized RCN, holders of the Convertible Second-Lien Notes may require Reorganized RCN to purchase the Convertible Second-Lien Notes at a principal amount equal to 101% of par plus accrued interest and a premium designed to protect holders against the effects of a change in control, which may include a make-whole premium or adjustment to the conversion rate. Signatories to any commitment letter in connection with Convertible Second-Lien Notes, including members of the Creditors' Committee, shall share Pro Rata in a commitment fee of 1% of the principal amount of the Convertible Second-Lien Notes. Any commitment shall remain outstanding until January 31, 2005. The RCN Companies may purchase an extension of the commitment to February 28, 2005 for an amount equal to .25% of the principal amount of the Convertible Second-Lien Notes, payable on or before January 15, 2005. A further extension to March 31, 2005 may be purchased for an equal amount, payable on or before February 15, 2005. Any such extension fees shall be shared Pro Rata by signatories to the commitment letter, as extended. As previously noted, there is no definitive agreement on the terms of any Convertible Second-Lien Notes. Thus, there can be no assurance that the terms ultimately governing any such notes shall be as favorable to RCN as those described herein.

Collateral:                   RCN's obligations under the Convertible
                              Second-Lien Notes shall be guaranteed by each of its direct and indirect domestic subsidiaries, as guarantors. RCN's obligations under the Convertible Second-Lien Notes and the obligations of the subsidiary guarantors shall be secured by a second lien, junior only to the lien securing the senior first-lien financing under the Exit Facility, provided, however, that the Convertible Second-Lien Notes shall be pari passu in right of payment with the senior first-lien financing, on substantially all of RCN's and each subsidiary guarantor's present and future tangible and intangible assets, including, without limitation, all receivables, contract rights, securities, inventory, equipment, real estate, intellectual property, promissory notes and all of the equity interests in each of the subsidiary guarantors and not more than 65% of the total outstanding voting stock in each of RCN's, or any subsidiary guarantor's, foreign subsidiaries. The
                              Convertible Second-Lien Notes shall also be secured by a first lien or second lien, as the case may be, on the equity in the RCN subsidiary that owns the 48.93% equity interest in Megacable,, S.A. de. C.V.